LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of November 7, 2024 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as administrative agent and as collateral agent (in such capacities, together with its successors or assigns, “Agent”), the lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a lender (each, a “Lender” and collectively, the “Lenders”), Orthofix Medical Inc., a Delaware corporation, with offices located at 3451 Plano Parkway, Lewisville, TX 75056 (“Borrower Representative”) and ORTHOFIX US LLC, a Delaware limited liability company (“OUL” and, together with the Borrower Representative and each of the other Persons party hereto as a Borrower from time to time set forth on Schedule 1.2 hereto, collectively, “Borrowers”, and each, a “Borrower”), each Person party hereto as a Guarantor, set forth on Schedule 1.2 hereto (together with any other Person from time to time providing a guaranty with respect to the Obligations, collectively “Guarantors”, each a “Guarantor”, and together with Borrower, collectively “Loan Parties” and each, a “Loan Party”), provides the terms on which the Lenders shall lend to Borrowers and Borrowers shall repay the Lenders. The parties agree as follows:

1.
ACCOUNTING AND OTHER TERMS
1.1
Accounting Terms. Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Notwithstanding any other provision contained herein or any other Loan Document, all terms of an accounting nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value,” as defined therein. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent (in its discretion or at the direction of Required Lenders) shall so request, Agent and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Representative shall provide to Agent financial statements pursuant to Section 6.2(a) and compliance certificates pursuant to Section 6.2(b) which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding (a) any other provision contained herein or any other Loan Document and (b) the effectiveness of any changes in GAAP from time to time (including, without limitation, prior to the Effective Date), any lease that would have been characterized as an operating lease under GAAP prior to the effectiveness of ASC 842 shall not constitute a capital lease under this Agreement or any other Loan Document, unless otherwise agreed to in writing by Borrower Representative and Agent.
1.2
Defined Terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 16. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
1.3
Currency. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted. All Credit Extensions shall be funded in Dollars. To the extent determination of compliance with any representation or warranty, covenant, the achievement of any milestone, the occurrence of any Event of Default pursuant hereto, requires the measurement or determination of an amount stated in a currency other than Dollars, such measurement or determination shall be made based on the U.S. Dollar equivalent of the applicable amount based on the Spot Rate.
1.4
Financial Covenant Calculation. If at any time during a period of determination of the Total Leverage Ratio or compliance with any covenant determined by reference to Consolidated EBITDA, any Loan Party or any Subsidiaries thereof shall have entered into any Specified Transaction, Consolidated EBITDA shall be calculated after giving pro forma effect to such Specified Transaction, assuming that any Specified Transactions that occurred during the most recently ended Test Period or subsequent to the most recently ended Test Period and prior to or simultaneously with the event for which the calculation of the Total Leverage Ratio or test or any such calculation of Consolidated EBITDA is required to be made had occurred on the first day of the Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Subsidiary or was merged, amalgamated or

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

consolidated with or into Borrowers or any of the Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.4, then the Total Leverage Ratio or test (or Consolidated EBITDA) shall be calculated to give pro forma effect thereto in accordance with this Section 1.4. All pro forma calculations made under this Agreement shall be based on the financial statements from the most recently ended Test Period. For the avoidance of doubt, the Consolidated EBITDA of any Person acquired by Borrower Representative prior to the Effective Date shall be included in Consolidated EBITDA. “Specified Transaction” means, with respect to any period, (i) any Investment that results in a Person becoming a Subsidiary, (ii) any Permitted Acquisition, (iii) any Transfer that results in a Subsidiary ceasing to be a Subsidiary, (iv) any Investment in, acquisition of or disposition of assets constituting a business unit, line of business or division of, or all or substantially all of the assets of, another Person, or (v) any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis or giving pro forma effect to any such transaction or event.
1.5
Dutch Loan Party Related. In this Agreement, where it relates to a Dutch entity, a reference to:
(a)
“gross negligence” means grove schuld;
(b)
“indemnify” means vrijwaren;
(c)
“negligence” means schuld;
(d)
a “security interest” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any limited right (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(e)
a “suspension of payments” includes surseance van betaling;
(f)
a “trustee” includes a curator;
(g)
an “administrator” includes a bewindvoerder; and
(h)
an “attachment” includes a conservatoir of executoriaal beslag and “attach” shall be construed accordingly.
1.6
Quebec Matters. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the UCC or PPSA shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“claims”, (u) “legal title” shall be including “holding title on behalf of an owner as mandatory or prete-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies”, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract” and (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.
1.7
Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower Representative’s knowledge or awareness, to the “best of” Borrower Representative’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge of the Responsible Officers after reasonable investigation to ascertain the existence or accuracy of the matters to which such phrase relates.
2.
LOANS AND TERMS OF PAYMENT
2.1
Promise to Pay. Each Borrower hereby unconditionally promises to pay the outstanding principal amount of all Term Loans advanced to Borrowers hereunder and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2
Term Loans.
(a)
Availability.
(i)
Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans on the Effective Date in an aggregate amount of One Hundred Sixty Million Dollars ($160,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). After repayment, no Term A Loan may be re‑borrowed.
(ii)
Subject to the terms and conditions of this Agreement and, with respect to each requested Term B Loan, achievement of the Term B Milestone, the Lenders agree, severally and not jointly, during the Second Draw Period, to make one or more term loans in an aggregate amount up to Sixty-Five Million Dollars ($65,000,000.00) and in minimum increments of Five Million Dollars ($5,000,000), according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re‑borrowed.
(iii)
Subject to the terms and conditions of this agreement and each participating Lender’s discretionary approval, Lenders may, upon Borrower Representative’s written request, severally and not jointly, at any time prior to the Amortization Date, agree to make additional loans to Borrowers in an aggregate principal amount up to Fifty Million Dollars ($50,000,000) and with respect to each Lender in such amounts as approved at such time (such term loans are hereinafter referred to singly as “Term C Loan” and collectively, the “Term C Loans”, and together with Term A Loan or Term B Loan collectively, the “Term Loans”, and each, a “Term Loan”). After repayment, no Term C Loan may be re‑borrowed. Each Original Lender shall have the right to participate in providing any Term C Loans, provided that such Original Lender shall have confirmed its participation within five (5) Business Days of the date of the initial request therefor, and provided that each Original Lender that so confirmed its participation shall be entitled to fund an amount up its Pro Rata Share of the requested Term C Loan (plus, if any Original Lender declines to participate, any amount that would be allocable to such Original Lender may be reallocated to participating Lenders according to their Pro Rata Share). For the avoidance of doubt, no Original Lender shall have any obligation to fund any Term C Loans.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

(b)
Repayment. Borrowers shall make monthly payments of interest only commencing on the first (1st) Payment Date following the first full month to occur after the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrowers agree to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrowers shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, as calculated by Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to eleven (11) months. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).
(c)
Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrowers shall immediately pay an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) any fees then due pursuant to the Fee Letter, plus (iii) all other Obligations that are due and payable, including Secured Party Expenses and interest (at the Default Rate with respect to any past due amounts).
(d)
Permitted Prepayment of Term Loans. Notwithstanding anything herein to the contrary, Borrowers shall also have the option to prepay part of Term Loans advanced by the Lenders under this Agreement, provided Borrower Representative (i) provides written notice to Agent of its election to prepay the Term Loans at least ten (10) Business Days prior to such prepayment, (ii) prepays such part of the Term Loans in a denomination that is a whole number multiple of Five Million Dollars ($5,000,000), and (iii) pays on the date of such prepayment an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the prepayment date, (B) all other Obligations that are then due and payable, including Secured Party Expenses and interest at the Default Rate with respect to any past due amounts, and (C) the fees then due pursuant to the Fee Letter. For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.
(e)
Any Term Loan to any Dutch Borrower shall at all times be provided by a Lender that is a Non-Public Lender.
2.3
Payment of Interest on the Credit Extensions.
(a)
Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Agent (i) on the Funding Date of each applicable Term Loan and (ii) for each such applicable Term Loan, monthly thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.
(b)
Default Rate. Upon the occurrence and during the continuance of an Event of Default, at the election of Required Lenders, the Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus two percentage points (2.00%) (the “Default Rate”), provided that such election may be made retroactively to the date an Event of Default first arises, provided further, that with respect to any Event of Default pursuant to Section 8.4(b)(i) (in connection with the appointment of a receiver) or Section 8.5, the Default Rate shall automatically apply.
(c)
360‑Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.
(d)
[Reserved].

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

(e)
Payments. All payments by Borrowers under the Loan Documents shall be made to Agent for the benefit of Lenders (except as otherwise expressly provided herein or as directed in writing by Agent (with the consent of the affected Lenders)), and in immediately available funds in Dollars on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrowers hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set‑off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. Promptly upon receipt of payments from Borrower, Agent shall distribute such payments to Lenders in like funds as received. Except as otherwise provided herein, each payment (including each prepayment) by Borrowers on account of principal, interest or fees in respect of any Commitment or Term Loans made pursuant thereto shall be distributed to Lenders according to each Lender’s Commitment Percentage or Pro Rata Share therein, as applicable.
(f)
Canadian Interest Provisions.
(i)
For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
(ii)
Each Borrower acknowledges and confirms that:
(1)
clause (i) above satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under any Loan Document; and
(2)
such Borrower is able to calculate the yearly rate or percentage of interest payable under any Loan Document based upon the methodology set out in clause (i) above.
(iii)
Each Borrower agrees not to, and to cause other Borrowers not to, plead or assert, whether by way of defense or otherwise, in any proceeding relating to the Loan Documents, that the interest payable thereunder and the calculation thereof has not been adequately disclosed to such Borrower, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law or legal principle.
(iv)
Notwithstanding anything to the contrary contained in this Agreement, if the amount of interest payable under any Loan Document is reduced by virtue of the application of Section 4 of the Interest Act (Canada), then Borrower shall immediately and retroactively be obligated to pay to Agent, promptly on demand by Agent (or, if an Event of Default pursuant to Section 8 shall have occurred and be continuing, automatically and without further action by Agent), an amount equal to the amount of such reduction.
(v)
If any provision of this Agreement would oblige any Borrower to make any payment of interest or other amount payable to Agent in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by Agent of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by Agent of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:
(1)
first by reducing the amount or rate of interest required to be paid to Agent under Section 2.3; and

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

(2)
thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to Agent which would constitute interest for purposes of section 347 of the Criminal Code (Canada).
2.4
Secured Promissory Notes. The Term Loans shall be evidenced by a Secured Promissory Note or Notes substantially in the form attached as Exhibit D hereto (each, a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Each Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrowers shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.
2.5
Fees. Borrowers shall pay to Agent:
(a)
Fees. The fees and charges in accordance with the Fee Letter, as and when due thereunder.
(b)
Secured Party Expenses. All Secured Party Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due, provided that the deposit of One Hundred Thousand Dollars ($100,000) made prior to the Effective Date shall be applied to Secured Party Expenses due on the Effective Date.
2.6
Taxes; Withholding.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)
Payment of Other Taxes by Borrowers. Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(c)
Indemnification by Borrowers. Borrowers shall indemnify Agent and each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Agent or such Recipient, as the case may be, or required to be withheld or deducted from a payment to Agent or such Recipient and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

(d)
Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrowers have not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.1(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this subsection (d).
(e)
Evidence of Payments. As soon as practicable after any payment of any Taxes by a Borrower to a Governmental Authority pursuant to this Section 2.6, Borrower Representative shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(f)
Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower Representative (with a copy to Agent), at the time or times reasonably requested by Borrower Representative or Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Agent as will permit such payments to be made without withholding or at a reduced rate. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(i), (ii) and (iv) of this Section) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:
(i)
any Lender that is a U.S. Person shall deliver to Borrower Representative and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), duly completed copies of Internal Revenue Service Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding Tax,
(ii)
any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the Recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), whichever of the following is applicable:
(A)
in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)
executed copies of Internal Revenue Service Form W‑8ECI;
(C)
in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the U.S. Internal Revenue Code, (x)

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

a certificate substantially in the form of Exhibit F-1 to the effect that such Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the U.S. Internal Revenue Code, (B) a “10 percent shareholder” of Borrowers within the meaning of section 871(h)(3)(B) of the U.S. Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the U.S. Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W‑8BEN‑E; or
(D)
to the extent a Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(iii)
any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the Recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), executed copies of any other form prescribed by applicable law that is requested by Borrower Representative as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrowers to determine the withholding or deduction required to be made; and
(iv)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the U.S. Internal Revenue Code, as applicable), such Lender shall deliver to Borrower Representative and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the U.S. Internal Revenue Code) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Agent in writing of its legal inability to do so.

(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (g) the payment

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of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)
Increased Costs. If, after the Effective Date, any (i) adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority (each, a “Change in Law”) shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Credit Extension or of maintaining its obligation to make any such Credit Extension, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the applicable Loan Party will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, and delivered to Borrower Representative, shall be conclusive absent manifest error. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.6(h) shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Loan Parties shall not be required to compensate a Lender pursuant to this Section 2.6(h) for any increased costs incurred or reductions suffered more than two-hundred seventy days prior to the date that such Lender notifies Borrower Representative of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intentions to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the two-hundred seventy (270) day period referred to above shall be extended to include the period of retroactive effect thereof); provided, that no Loan Party shall be obligated to pay any such compensation unless the Lender or other Recipient requesting such compensation is also requesting compensation as a result of such Change in Law from other similarly situated borrowers under agreements relating to similar credit transactions that include provisions similar to this Section 2.6(h).
(i)
Survival. The obligations of the Loan Parties under this Section 2.6 shall survive the termination of this Agreement, any assignment of rights by, or the replacement of, a Lender, the repayment, satisfaction or discharge of the Credit Extensions and the replacement of Agent.
2.7
Benchmark Replacement Setting.
(a)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement without any further action or consent of any other party to this Agreement or any other Loan Document. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (Eastern Time) on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Borrower Representative so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.7(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)
Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the

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effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will notify Borrower Representative of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.7, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.7.
(d)
Benchmark Unavailability Period. Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower Representative may revoke any pending request for a Credit Extension to be made during any Benchmark Unavailability Period.
2.8
Mitigation of Obligations. If any Lender requests compensation under Section 2.6(h), or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.6, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Credit Extensions hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.6 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.
2.9
Replacement of Lenders. If (a) any Lender requests compensation under Section 2.6(h), (b) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.6, (c) any Lender is a Defaulting Lender, or (d) in connection with any proposed amendment, waiver, or consent, the consent of all of the Lenders, or all of the Lenders directly affected thereby, is required pursuant to Section 12.6, and any such Lender refuses to consent to such amendment, waiver or consent as to which the Required Lenders have consented, then, in each case, Borrower Representative may, at its sole expense and effort (but without prejudice to any rights or remedies the Loan Parties may have against such Lender), upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 12.1(a)) all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender but excluding any Defaulting Lender); provided, that (i) prior to, or contemporaneous with, the replacement of such Lender, such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Loan Parties (in the case of all other amounts), (ii) in the case of a claim for compensation under Section 2.6(h) or other payments required to be made pursuant to Section 2.6, such assignment will result in a reduction in such compensation or payments and (iii) in the case of clause (d) above, the assignee Lender shall have agreed to provide its consent to the requested amendment, waiver or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower Representative to require such assignment and delegation cease to apply.
3.
CONDITIONS OF LOANS
3.1
Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make a Term A Loan is subject to the condition precedent that Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Agent and each Lender, of the following:
(a)
duly executed copies of this Agreement, the Fee Letter and the IP Agreement;
(b)
duly executed original Secured Promissory Notes in favor of each Lender according to its Commitment Percentage with respect to the Term A Loan Commitments, to the extent required by such Lender;
(c)
[reserved];

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(d)
good standing certificates of each Loan Party certified by the Secretary of State (or equivalent agency or federal authority) of such Loan Party’s jurisdiction of organization or formation and the jurisdiction in which such Loan Party’s chief executive office is located, each as of a date no earlier than thirty (30) days prior to the Effective Date;
(e)
the completed Perfection Certificate;
(f)
the Annual Projections, for the current and next fiscal year (and the Agent and Lenders hereby acknowledge receipt of the same);
(g)
a duly executed copy of an officer’s certificate for each Loan Party, certifying and attaching (i) the Operating Documents as in effect on the Effective Date, (ii) the resolutions approved by the Board, and if required by such Loan Party’s Operating Documents or applicable law, the shareholders or members or other corporate authorizations required to approve such Loan Party entering into and performing the obligations under the Loan Documents to which it is a party or in connection with the pledge of the Shares of such Loan Party;
(h)
a duly executed legal opinion of U.S. counsel to the Loan Parties as to such customary matters as Agent may reasonably request dated as of the Effective Date:
(i)
a payoff letter in respect of the Existing Indebtedness, evidence satisfactory to Agent of payment of legal fees as specified in Schedule 2 of the payoff letter by Borrower Representative, together with appropriate forms of terminations and releases to effect and record the termination and release of all security interests with respect to any security interest in the Collateral and the Loan Parties as of the Effective Date in connection with such Indebtedness; and
(j)
a certification from Borrowers that after giving pro forma effect to the advance of the Term A Loans to be funded on the Effective Date and all other pro forma adjustments, (i) Loan Parties’ unrestricted cash balance is not less than Forty-Five Million Dollars ($45,000,000), and (ii) the Total Leverage Ratio does not exceed 4.00 to 1.00.
3.2
Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:
(a)
receipt by Agent of an executed Disbursement Letter in the form of Exhibit B attached hereto;
(b)
the representations and warranties in Section 5 hereof shall be true and accurate in all material respects on the date of the Disbursement Letter and on the Funding Date of such Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects (or in all respects, if applicable pursuant to the foregoing proviso) as of such date, and no Event of Default shall have occurred and be continuing or result from such Credit Extension;
(c)
there has not been any Material Adverse Change, as determined by Required Lenders;
(d)
to the extent requested by any Lender, duly executed copies of the Secured Promissory Notes in favor of such Lender according to its Commitment Percentage with respect to the Commitments;
(e)
with respect to any advance of a Term B Loan, the Term B Milestone is achieved and Agent has received reasonably satisfactory calculations supporting the same, certified by a Responsible Officer; and
(f)
payment of the fees and Secured Party Expenses then due as specified in Section 2.5 hereof (including in accordance with the Fee Letter).

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3.3
Covenant to Deliver.
(a)
[Reserved].
(b)
Loan Parties agree to deliver the items set forth on Schedule 3.3 hereto within the timeframe set forth therein (or by such other date as Agent may approve in writing), in each case, in form and substance reasonably acceptable to Agent.
3.4
Procedures for Borrowing. Borrower Representative shall deliver to Agent by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee by 12:00 noon Eastern time (x) in the case of the initial Credit Extension, two (2) Business Days and (y) in the case of other Credit Extension, ten (10) Business Days, prior to the date the Term Loan is to be made (or such shorter period as each Lender with Commitments to be funded may agree in their discretion). Such Disbursement Letter shall be irrevocable unless the Credit Extension requested thereunder is conditioned upon the occurrence of a certain event, and such event does not occur, in which case, such Disbursement Letter may be revoked. Upon receipt of such Disbursement Letter, Agent shall promptly notify each Lender holding Commitments with respect to which the funding request is made. Not later than 12:00 p.m., New York City time, on the Funding Date, each Lender shall make available to Agent all such requested funds in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. Upon receipt of all funds requested from Lenders, Agent shall disburse to Borrowers in accordance with the Disbursement Letter the aggregate of the amounts made available to Agent by the Lenders in immediately available funds.
4.
CREATION OF SECURITY INTEREST
4.1
Grant of Security Interest. Each Loan Party hereby grants Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Notwithstanding the foregoing, with respect to the assets or Equity Interests of any Non-U.S. Loan Party, to the extent the grant of security interest or pledge of Equity Interests is validly governed by Canadian Loan Documents, Dutch Loan Documents, English Loan Documents or other Security Instruments governed by the laws of any other applicable non-U.S. jurisdiction, the foregoing grant of security interest and pledge shall not apply to such assets or Equity Interests, and the terms of such other Loan Documents shall exclusively govern and control with respect to such security interest grant and related provisions governing the applicable Loan Party’s obligations with respect to such Equity Interests or assets.

Upon the Termination Date, all Liens on the Collateral hereunder shall automatically terminate and all rights therein shall revert to the Loan Parties, and Agent shall, at the sole cost and expense of Borrowers, take all actions requested by the Loan Parties to release its Liens in the Collateral.

4.2
Authorization to File Financing Statements. Each Loan Party hereby authorizes Agent to file financing statements describing the collateral as “all assets of the Debtor whether now owned or existing or hereafter acquired or arising and wheresoever located, and proceeds and products thereof” or words to that effect, notwithstanding that the collateral description may be broader in scope than the Collateral described in this Agreement or take any other action reasonably required to perfect Agent’s security interests in the Collateral, without notice to any Loan Party, with all appropriate jurisdictions to perfect or protect Agent’s interest or rights under the Loan Documents.
4.3
Pledge of Collateral.
(a)
As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations, including the Guaranteed Obligations, each of the Loan Parties hereby pledges to Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

such Loan Party’s right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Loan Party or in which such Loan Party now has or at any time in the future may acquire any right, title or interest:
(i)
all Shares;
(ii)
(A) all debt securities owned by it, (B) any debt securities obtained in the future by such Loan Party and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Assets.
(iii)
all Proceeds of any of the foregoing,

(the items referred to in clauses (i) through (iii) above being collectively referred to as the “Pledged Collateral”). Notwithstanding the foregoing or anything else to the contrary herein, neither “Pledged Collateral” nor any defined term used therein shall include any Excluded Assets.

(b)
On the Effective Date, or, to the extent not certificated as of the Effective Date, within thirty (30) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Agent, accompanied by an instrument of assignment duly executed in blank by the applicable Loan Party. To the extent required by the terms and conditions governing the Shares, such Loan Party shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, and upon not less than two (2) Business Days’ written notice to Borrower Representative of the same, Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Agent or its transferee. Each Loan Party will execute and deliver such documents, and take or cause to be taken such actions, as Agent may reasonably request to perfect or continue the perfection of Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, and upon not less than two (2) Business Days’ written notice to Borrower Representative of the same, each Loan Party shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default, subject to any grace periods and cure rights applicable hereunder, and in all cases, to the immediately preceding sentence. After all Events of Default have been cured or waived, each Loan Party shall have the right to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof.
4.4
Limitation on Collateral. Notwithstanding anything else contained in this Agreement or any other Loan Document, each Loan Party acknowledges that certain of the Collateral of the Loan Parties may now or in the future consist of ULC Shares, and that it is the intention of Agent and each Loan Party that neither Agent (nor any Lender) nor any beneficiary, successor in interest, agent or any other affiliate of Agent or any Lender should under any circumstances prior to realization thereon be held to be a “shareholder” or “member”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement or any other Loan Document, where a Loan Party has granted a Lien in any ULC Shares, such Loan Party will remain the sole registered and beneficial owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of Agent, or any beneficiary, successor in interest, agent or any other affiliate of Agent, or any other person on the books and records of the applicable ULC. Accordingly, each Loan Party shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of pledged interests of Subsidiary, which is required to be delivered to Agent to hold as collateral hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Loan Party would if such ULC Shares were not pledged to Agent pursuant hereto. Nothing in this Agreement or any other Loan Document is intended to, and nothing in this Agreement or any other Loan Document shall, constitute Agent, or any beneficiary, successor in interest, agent or any other affiliate of Agent, or any other person other than such Loan Party, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Loan Party and further steps are taken pursuant hereto or thereto so as to register Agent, or such other person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof

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would have the effect of constituting Agent as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral of a Loan Party without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of a Loan Party which is not ULC Shares. Except upon the exercise of rights of Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement or any other Loan Document, the Loan Parties shall not cause or permit, or enable any issuer of a pledged interest that is a ULC to cause or permit, Agent or any beneficiary, successor in interest, agent or any other affiliate of Agent, to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in its favor in the share register of such ULC; (c) be held out as a shareholder or member of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of Agent holding a Lien over the ULC Shares; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such ULC or to vote the ULC Shares of such ULC. Each Loan Party, without limiting the generality of any provision of the Loan Agreement, shall indemnify and hold harmless Agent and each Lender, and each of their officers, directors, agents, employees, advisors, and counsel and their respective affiliates (each such Person being an “indemnitee”) from and against any and all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened against an indemnitee in connection with Agent or any Lender being held or deemed to be a shareholder of a Loan Party that is a ULC or any other ULC.
5.
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Agent and the Lenders as follows:

5.1
Due Organization, Authorization: Power and Authority; Perfection Certificate. Such Loan Party and each of its Subsidiaries is duly existing and in good standing as a Registered Organization in its jurisdictions of organization or formation and such Loan Party and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so would not reasonably be expected to result in a Material Adverse Change. The information in the Perfection Certificate and all know-your-customer information delivered in connection therewith or otherwise in connection with the execution of the Loan Documents is true, accurate and complete in all material respects.

The execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of such Loan Party’s Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto (with respect to performance, in any material respect), (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Loan Party, or any of their property or assets may be bound or affected (with respect to performance, in any material respect), (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect or are being obtained pursuant to Section 6.1(b) and except for the requirement to offer the Dutch Omnibus Pledge for registration with the Dutch tax authorities), or (v) constitute an event of default under any material agreement by which such Loan Party, or its properties, is bound. No Loan Party is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default would reasonably be expected to result in a Material Adverse Change.

5.2
Collateral. Such Loan Party has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens. The security interest granted herein is a first priority perfected security interest in the Collateral, subject only to Permitted Liens.
5.3
Litigation. Except as disclosed (i) on the Perfection Certificate, or (ii) in accordance with Section 6.10 hereof, no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) is pending or, to Borrower Representative’s knowledge, threatened in writing in any court or before any arbitrator or Governmental Authority against any Loan Party or Subsidiary thereof which relates to the

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Loans or which would reasonably be expected to result in damages, liabilities in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000) or result in a Material Adverse Change.
5.4
Financial Statements. All consolidated financial statements for Borrower Representative and its Subsidiaries, delivered to Agent fairly present, in conformity with GAAP, in all material respects the consolidated financial condition of Borrower Representative and its Subsidiaries, and the consolidated results of operations of Borrower Representative and its Subsidiaries (subject to the absence of footnotes and to year-end adjustments), and there has not been any material deterioration in the consolidated financial condition of Borrower Representative and its Subsidiaries since the date of the most recent financial statements delivered to Agent. Since December 31, 2023, no event or development has occurred that would reasonably be expected to result in a Material Adverse Change.
5.5
Solvency. Borrower Representative together with its Subsidiaries, on a consolidated basis, is Solvent.
5.6
Regulatory Compliance. No Loan Party is an “investment company” under the Investment Company Act of 1940, as amended. Neither any Loan Party nor any Subsidiary is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Neither any Loan Party nor any Subsidiary has violated any laws, ordinances or rules, the violation of which would reasonably be expected to result in a Material Adverse Change. Neither any Loan Party’s nor any Subsidiary’s properties or assets has been used by Borrower or such Subsidiary or, to Borrower Representative’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance that would reasonably be expected to result in a Material Adverse Change. Each Loan Party and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses taken as a whole as currently conducted except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Change.

None of the Loan Parties, any Subsidiaries or, to the knowledge of Borrower Representative, any of their respective Affiliates or agents acting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti‑Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iii) is a Blocked Person. None of the Loan Parties, any Subsidiaries, or to the knowledge of Borrower Representative, any of their respective Affiliates or agents, acting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti‑Terrorism Law.

5.7
Use of Proceeds. Borrowers shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements not in contravention of the provisions of this Agreement. A portion of the proceeds of the Term A Loans shall be used by Borrowers to repay the Existing Indebtedness in full on the Effective Date.
5.8
Full Disclosure. No written information furnished by any Loan Party to any Secured Party, as of the date such information was furnished or the date to which such information relates or is dated, taken together with, and after giving effect to, any updates thereto (other than forward-looking information and projections and information of a general economic nature and general information about Loan Parties’ industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading (it being recognized that the projections and forecasts provided by Loan Parties in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

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6.
AFFIRMATIVE COVENANTS

Until the Termination Date, each Loan Party shall, and shall cause each of its Subsidiaries, to:

6.1
Legal Existence, Government Compliance, Etc.
(a)
Except as otherwise permitted hereunder (including, without limitation, by Section 7.3), maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to result in a Material Adverse Change, except pursuant to any merger, consolidation, amalgamation, liquidation, dissolution or Transfer permitted by Section 7 and comply with all laws, ordinances and regulations to which such Loan Party or Subsidiary is subject, the noncompliance with which would reasonably be expected to result in a Material Adverse Change. Notwithstanding anything herein to the contrary, for the avoidance of doubt, the liquidation, dissolution of any Subsidiary that has no assets or that has sold, disposed of, or otherwise transferred all of its assets in connection with a transaction not prohibited under this Agreement shall be permitted in any event, provided that notice of the liquidation or dissolution of any Loan Party in connection with any such transaction shall be promptly delivered to Agent.
(b)
Except as would result in a Material Adverse Change, obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by such Loan Party and its Subsidiaries of their respective businesses and obligations, taken as a whole, under the Loan Documents.
(c)
Notwithstanding anything herein to the contrary, the Permitted Reorganization shall be permitted in any event.
6.2
Financial Statements, Reports, Certificates and other Notices.
(a)
Deliver to Agent:
(i)
commencing with the fiscal quarter ending March 31, 2025, as soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower Representative and its Subsidiaries for such fiscal quarter;
(ii)
as soon as available, but no later than (i) one hundred twenty (120) days after the last day of the fiscal year ending December 31, 2024 and (ii) ninety (90) days after the last day of each fiscal year thereafter, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion from an independent certified public accounting firm of recognized standing or any other independent certified public accounting firm reasonably satisfactory to Agent (it being understood that Ernst & Young LLP is reasonably satisfactory to Agent), which opinion shall not include any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of Borrower Representative or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit (except due to (x) current debt maturity in the final year of any Indebtedness permitted under Section 7.4, (y) a prospective or actual default in respect of any financial maintenance covenant in any agreement governing Indebtedness of the Loan Parties or any Subsidiary thereof, or (z) changes in accounting principles or practices reflecting changes in GAAP);
(iii)
as soon as available after approval thereof by the Board, but no later than sixty (60) days after the last day of the fiscal year of Borrower Representative, the annual financial projections for the entire current fiscal year as approved by the Board, which such annual financial projections shall be set forth in a month-by-month format and in form consistent with the projections delivered to and approved by Agent prior to the Effective Date (the “Annual Projections”);
(iv)
[reserved];

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(v)
within five (5) days after the same are sent or received, copies of all material written correspondence, reports, documents and other filings with any Governmental Authority that would reasonably be expected to result in a Material Adverse Change, including without limitation, with respect to any voluntary or directed recall or other removal or withdrawal of any material product of a Loan Party;
(vi)
if such Loan Party or any of its Subsidiaries is not now a Registered Organization but later becomes one, or if a Loan Party changes its legal name, jurisdiction or organizational form, such Loan Party shall notify Agent of such occurrence and provide Agent with such Person’s organizational identification number within ten (10) Business Days of receiving such organizational identification number or such change, as applicable;
(vii)
[reserved];
(viii)
promptly such other information regarding the business, legal, financial or corporate affairs of Borrower Representative or any of its Subsidiaries as reasonably requested by Agent in connection with monitoring compliance by the Loan Parties with their respective obligations under the Loan Documents and assessment of the business and financial performance of the Loan Parties.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC (or its Canadian equivalent)) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower Representative posts such documents, or provides a link thereto, on its website on the internet at Borrower Representative’s website address.

(b)
Together with delivery of the financial statements pursuant to Sections 6.2(a)(i) and 6.2(a)(ii), deliver to Agent a duly completed Quarterly Compliance Certificate signed by a Responsible Officer, which shall include: in the case of the Quarterly Compliance Certificate delivered with the annual financial statements, any updates to the Intellectual Property schedule included in the Perfection Certificate (other than those updates disclosed in a prior Compliance Certificate).
(c)
Upon any Loan Party acquiring a commercial tort claim (as defined in the Code) with a value greater than One Million Dollars ($1,000,000), prompt (and in any event no later than 30 days following the acquisition thereof) notice to Agent of the general details thereof and, upon Agent’s request, such additional information and documents as Agent may reasonably request to grant to Agent, for the ratable benefit of the Lenders, a security interest in such commercial tort claim and in the proceeds thereof.
(d)
No later than thirty (30) days after the end of each calendar month, a Monthly Compliance Certificate of Borrower Representative certifying as to compliance with Section 6.11(a) for the immediately preceding calendar month and attaching (i) a report setting forth a summary of Collateral Account balances, by account, in form reasonably satisfactory to Agent and (ii) a consolidating balance sheet, including detail of cash and Tangible Assets held by each Subsidiary that is not a Loan Party.
6.3
Books and Records. Keep proper books of record and account in accordance with GAAP in all material respects. Each Loan Party shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrowers, a representative of Agent, during regular business hours upon reasonable prior written notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties or to examine and make abstracts or copies from any of its books and records, provided further, that a representative of a Lender shall be allowed to accompany Agent’s representative (at the applicable Lender’s sole cost and expense) in any such visit and inspection. Such inspection, and the Borrowers’ reimbursement obligations of the same, shall be conducted at the same time and no more often than once per year unless (and more frequently if) an Event of Default has occurred and is continuing.
6.4
[Reserved].
6.5
Taxes. Timely file and require each of its Subsidiaries to timely file, all Tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, provincial, municipal, territorial

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and local Taxes owed by any Loan Party or Subsidiary, except (A) for deferred payment of any Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (B) to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Change.
6.6
Insurance. Keep each Loan Party’s and each Subsidiary’s business and the Collateral insured for risks and in amounts standard for companies in the industry and location of the respective Loan Parties and Subsidiaries. All property policies in the United States covering the Collateral shall have a lender’s loss payable endorsement showing Agent as lender loss payee and waive subrogation against Agent, and all liability policies in the United States covering the Collateral shall show, or have endorsements showing, Agent, as additional insured. Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and such policies shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. Borrower Representative shall deliver such certificates of insurance upon Agent’s reasonable request. Proceeds payable under any commercial property policy shall, at Agent’s option, be payable to Agent, for the ratable benefit of the Lenders, on account of the Obligations, provided that, (a) so long as no Event of Default has occurred and is continuing, Borrowers shall have the option of applying the net cash proceeds of any casualty policy up to Five Million Dollars ($5,000,000.00) in any fiscal year toward the replacement or repair of destroyed or damaged property and (b) to the extent in excess of such amount, such excess amount, and during the existence of an Event of Default, any such net cash proceeds, shall, in each case, at the election of Required Lenders, be applied to the repayment of the Obligations. If any Loan Party or any Subsidiary fails to obtain insurance as required under this Section 6.6 or to pay any amount or furnish any required proof of payment to third persons, Agent may make, at Borrowers’ expense, all or part of such payment or obtain such insurance policies required in this Section 6.6.
6.7
Control Agreements. No later than thirty (30) days after the Effective Date (or such later date as agreed to by Agent in its reasonable discretion, which extension of due date may be confirmed by email), deliver copies of duly executed Control Agreements with respect to Collateral Accounts maintained by the Loan Parties as of the Effective Date; provided that as long as the relevant Loan Parties are using commercially reasonable efforts to pursue the execution of the required Control Agreements, the period shall be automatically extended by up to an additional thirty (30) days, if necessary to meet the foregoing requirement. In addition, for each Collateral Account that any Loan Party, at any time maintains, such Loan Party shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Agent’s Lien in such Collateral Account in accordance with the terms hereunder or under the applicable Security Instrument (with respect to Collateral Accounts maintained outside the United States) prior to transferring any material balance to any such new Collateral Account. The provisions of the previous sentence shall not apply to (i) Deposit Accounts (other than Deposit Accounts in the Province of Quebec) exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the applicable Loan Party’s employees and identified to Agent by Borrower Representative as such in the Perfection Certificate (or any subsequent notice in accordance with this Section 6.7 of new Collateral Accounts), provided that with respect to each such account, the balance shall not exceed the amount necessary to fund payroll and associated wage and benefit payments for the then-next payroll period, (ii) any other Collateral Account to the extent constituting or used exclusively to maintain, Excluded Assets, and (iii) any zero balance account
6.8
Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Agent and the Lenders, without expense to Agent or the Lenders, such Loan Party and its officers, employees and agents and Loan Party’s Books, to the extent that Agent or any Lender may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Agent or any Lender with respect to any Collateral or relating to Borrower.
6.9
Protection of Intellectual Property Rights.
(a)
Except as would not result in a Material Adverse Change: (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Material Intellectual Property; and (ii) except as may be permitted hereby, not allow any Material Intellectual Property to be abandoned, forfeited or dedicated to the public without Agent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

(b)
From time to time, each Loan Party shall enter into such additional documents to evidence the grant of security interest in U.S. registered Intellectual Property, provided that, notwithstanding the foregoing, in the event that Agent (acting at the direction of the Required Lenders in their discretion), determines, after consultation with Borrower Representative, that the costs and expenses, and/or risks, associated with perfecting or otherwise registering the security interest in such Intellectual Property outweighs the benefits of such action, or that the perfection or registration of such security interest is not advisable, feasible or permitted under applicable law or regulation, or any other reason, Agent may, at the direction of Required Lenders, waive this requirement with respect to any such Intellectual Property.
6.10
Notices of Litigation and Default. Promptly after the commencement thereof but in any event within ten (10) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, would reasonably be expected to result in a liability greater than Seven Million Five Hundred Thousand Dollars ($7,500,000) or result in a Material Adverse Change. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon any Loan Party becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower Representative shall give written notice to Agent of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.
6.11
Financial Covenants.
(a)
Minimum Cash. Maintain at all times unrestricted cash in an amount not less than Fifteen Million Dollars ($15,000,000) on deposit in Collateral Accounts of the Loan Parties maintained in the United States, which after the deadline to deliver Control Agreements in accordance with Section 6.7, shall be subject to a first priority perfected security interest pursuant to a Control Agreements in favor of Agent, compliance to be confirmed in the Monthly Compliance Certificate.
(b)
Maximum Total Leverage Ratio. Maintain a Total Leverage Ratio not to exceed 4.00 to 1.00, tested December 31, 2024 and on the last day of each fiscal quarter thereafter.
6.12
Landlord Waivers; Bailee Waivers. In the event that any Loan Party, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee (other than consigned inventory), in the event that the new location is the chief executive office of such Loan Party or the Collateral at any such new location is valued in excess of Ten Million Dollars ($10,000,000) in the aggregate, provide notice of such new location together with the then-next Quarterly Compliance Certificate due and use commercially reasonable efforts to deliver a bailee waiver or landlord waiver, as applicable, with respect to such location in form and substance reasonably satisfactory to Agent promptly and in any event within 60 days. Notwithstanding the foregoing, with respect to locations outside of the United States or maintained by Non-U.S. Loan Parties, the requirements set forth in the applicable Security Instruments shall control.
6.13
Creation/Acquisition of Subsidiaries; Excluded Subsidiary Limitations.
(a)
In the event Borrower, or any of its Subsidiaries, creates or acquires any Subsidiary, provide prior written notice to Agent of the creation or Acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent to cause each such Subsidiary to become a Loan Party hereunder or otherwise provide a guarantee with respect to the Obligations and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of each such newly created Subsidiary (to the extent constituting Collateral). Notwithstanding the foregoing, no joinder, guarantee or grant of security interest in its assets shall be required with respect to any Excluded Subsidiary.

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(b)
Loan Parties shall cause Subsidiaries that are not Loan Parties to adhere to the limitations set forth on Schedule 6.13 (the “Excluded Subsidiary Limitations”).
6.14
Health Care Compliance.
(a)
timely file or cause to be timely filed (after giving effect to any extension duly obtained), materially accurate and complete notifications, reports, submissions, and reports of every kind whatsoever required by Health Care Laws and necessary for such entity to carry on its business, except where the failure to file or the making of a late filing would not reasonably be expected to result in a Material Adverse Change;
(b)
maintain in full force and effect, and free from restrictions or conditions, all material permits and licenses necessary under Health Care Laws to carry on the business of such entity, except where the lack of a permit or license would not reasonably be expected to result in a Material Adverse Change;
(c)
at all times be in compliance with HIPAA (and its equivalent under Canadian or Provincial or other applicable law), except where non-compliance would not reasonably be expected to result in a Material Adverse Change; and
(d)
maintain commercially reasonable compliance policies and procedures designed to promote compliance with and to detect, prevent, and address violations of all material applicable Health Care Laws that includes regular training for all directors, officers, employees, and contractors of such entity and modify such policies and procedures from time to time as may be necessary to promote continuing material compliance with all material applicable Health Care Laws.
6.15
Further Assurances. Execute any further instruments and take further action as Agent, as determined in its discretion or at the direction of Required Lenders, reasonably requests to perfect or continue Agent’s Lien in the Collateral or to effect the purposes of this Agreement.
6.16
Transactions with Affiliates. Ensure that all material transactions entered into with any Affiliate of Borrower Representative or any of its Subsidiaries are transactions that are in the ordinary course of business or consistent with the past practice of Borrower Representative or such Subsidiary, upon fair and reasonable terms that are no less favorable to Borrower Representative or such Subsidiary than would be obtained in an arm’s length transaction with a non‑affiliated Person, provided that the foregoing shall not operate to limit (i) incurrence of Subordinated Debt or equity investments by Borrowers’ investors in Borrower, (ii) transactions among Loan Parties not otherwise restricted by this Agreement, (iii) transactions permitted under Section 7.3 or Section 7.7 that are expressly or inherently contemplated to be transactions that involve an Affiliate, or (iv) the Permitted Reorganization.
6.17
Compliance with Anti‑Terrorism Laws.
(a)
Ensure that neither Borrower Representative nor any of its Subsidiaries, nor Borrower Representative or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.
(b)
Ensure that neither Borrower Representative nor any of its Subsidiaries, nor Borrower Representative or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.
(c)
The covenants in paragraph (a) and (b) above, or any other covenant, will not apply to any Loan Party to which Council Regulation (EC) 2271/96 (the “Blocking Regulation”) applies, if and to the extent that such covenants are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in

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a breach and/or violation of, any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union).
7.
NEGATIVE COVENANTS

Until the Termination Date, each Loan Party shall not, and shall cause each Subsidiary thereof not to, unless the Required Lenders shall otherwise consent in writing:

7.1
Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers:
(a)
of (x) Inventory in the ordinary course of business or consistent with past practice and (y) cash and cash equivalents in connection with a transaction not prohibited by the terms of this Agreement;
(b)
consisting of the granting of Permitted Licenses;
(c)
consisting of the leasing or subleasing of assets in the ordinary course of business or consistent with past practice;
(d)
consisting of the lapsing of registered Intellectual Property (other than Material Intellectual Property) to the extent such registered Intellectual Property is not economically desirable in the conduct of the business of any Loan Party or any of their Subsidiaries or (ii) the abandonment of Intellectual Property rights in the ordinary course of business or consistent with past practice;
(e)
consisting of the involuntary loss, damage or destruction of property;
(f)
consisting of the involuntary condemnation, seizure, or taking, by the exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(g)
of assets (x) among Subsidiaries that are not Loan Parties, (y) by any Loan Party or Subsidiary to a Loan Party, or (z) by a Loan Party to a Subsidiary that is not a Loan Party subject to compliance with the Excluded Subsidiary Limitations;
(h)
of worn-out or obsolete Equipment;
(i)
constituting the Neo Medical Investment;
(j)
consisting of the factoring of accounts receivable by Orthofix Italy in the ordinary course of business or consistent with past practice for fair value and 100% cash consideration, in an aggregate face amount not to exceed €13,000,000 per fiscal year;
(k)
consisting of the issuance of nominal directors’ shares to any member of the board of directors or equivalent governing body, to the extent required by applicable Requirement of Law for any Subsidiary;
(l)
consisting of the forgiveness or discounting, on a non-recourse basis and in the ordinary course of business or consistent with past practice, of past due accounts in connection with the collection (excluding, for the avoidance of doubt, factoring or similar receivables financing) or compromise thereof or the settlement of delinquent accounts or in connection with the bankruptcy or reorganization of suppliers or customers;
(m)
constituting, or in connection with, Permitted Liens, Permitted Indebtedness, Permitted Investments, Permitted Restricted Payments, and other payments permitted under Section 7.7;
(n)
consisting of the unwinding of any hedging agreement or any cash management services; and

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(o)
of other assets (excluding Material Intellectual Property) having a fair market value of not more than Five Million Dollars ($5,000,000) per fiscal year.
7.2
Changes in Business; Change of Control. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower and its Subsidiaries as of the Effective Date or businesses reasonably related, incidental, or ancillary thereto, or suffer a Change of Control.
7.3
Mergers, Amalgamations or Acquisitions. Merge, amalgamate or consolidate, or permit any of its Subsidiaries to merge, amalgamate or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person, except for (i) Permitted Acquisitions, (ii) any transaction pursuant to which a Subsidiary (an “Original Subsidiary”) merges, amalgamates or consolidates into another Subsidiary (a “Surviving Subsidiary”) (provided that, to the extent an Original Subsidiary is a Loan Party, the applicable Surviving Subsidiary is a Loan Party or has otherwise provided a secured guarantee of the Obligations) or with (or into) Borrower Representative provided Borrower Representative is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom, and (iii) any liquidation or dissolution of a Subsidiary that is not a Loan Party provided that any assets of such Subsidiary are transferred to another Subsidiary and that is not materially disadvantageous to the Secured Parties (as determined by the Borrower Representative in good faith).
7.4
Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
7.5
Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower Representative or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower Representative’s or such Subsidiary’s Intellectual Property, except in connection with Permitted Licenses and the definition of “Permitted Liens” herein.
7.6
[Reserved].
7.7
Distributions; Investments. (a) Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (other than Permitted Restricted Payments) or (b) directly or indirectly make any Investment other than Permitted Investments, or, in each case, permit any of its Subsidiaries to do so.
7.8
Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations.
7.9
ERISA Compliance. Use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of Section 302 or 303 of ERISA with respect to a Benefit Plan sponsored by Borrowers, permit a “Reportable Event” as described in Section 4043 of ERISA (other than events not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation) to occur with respect to a Benefit Plan sponsored by Borrowers; fail to comply with the Canadian Labour Code (RSC, 1985, c. L-2), fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation would reasonably be expected to result in a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which would reasonably be expected to result in any liability of Borrower Representative or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation, a Pension Benefit Guarantee Fund established under the Pension Benefits Act (Ontario) (or any equivalent legislation in another Canadian province or territory) or any successors or any other

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

Governmental Authority. Borrower shall not establish, sponsor, administer, contribute to, participate in, or assume any liability (including any contingent liability) under any Defined Benefit Plan.
8.
EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1
Payment Default. Any Loan Party fails to (a) make any payment of principal on any Credit Extension on its due date, or (b) pay interest on any Credit Extension or pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period unless elected by the Required Lenders);
8.2
Covenant Default.
(a)
Any Loan Party fails or neglects to perform any obligation in Section 6.7 (Operating Accounts), Section 6.9 (Protection of Intellectual Property Rights), Section 6.10 (Notice of Litigation and Default), Section 6.11 (Financial Covenant) or Section 6.15 (Further Assurances) or any Loan Party violates any covenant in Section 7; or
(b)
Loan Parties fail to comply with Section 6.2, and has failed to cure such default within five (5) Business Days (provided that such right to cure shall cease to apply after the third breach of such provision in any fiscal year);
(c)
Any Loan Party fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within thirty (30) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by such Loan Party be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then such Loan Party shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) or (b) above;
8.3
Material Adverse Change. A Material Adverse Change occurs;
8.4
Attachment; Levy; Restraint on Business.
(a)
(i) The service of process seeking to attach, by trustee or similar process, any funds of any Loan Party or any of its Subsidiaries on deposit with any bank or other institution at which such Loan Party or Subsidiary maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against such Loan Party or Subsidiary or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any of the foregoing cure periods; and
(b)
(i) any material portion of any Loan Party’s or any Subsidiary’s assets is attached, seized, levied on, or comes into possession of a trustee, receiver or receiver-manager, or (ii) any court order enjoins, restrains, or prevents such Loan Party or Subsidiary from conducting any part of its business, and, in each case, such process is not discharged within thirty (30) days (provided that no Credit Extensions shall be made during such cure period);

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8.5
Insolvency. (a) Any Borrower is or becomes Insolvent; (b) the Loan Parties and all of its Subsidiaries on a consolidated basis are or become Insolvent; (c) Any Loan Party or any Subsidiary begins an Insolvency Proceeding; (d) an Insolvency Proceeding is begun against such Loan Party or Subsidiary and not dismissed or stayed within sixty (60) days; or (e) any Dutch Loan Party takes any (corporate) step or procedure in connection with any Insolvency Proceeding and/or any analogous process including any Dutch Loan Party having filed a notice under article 36 of the Dutch Tax Collection Act (Invorderingswet 1990) or article 60 of the Social Insurance Financing Act (Wet Financiering Sociale Verzekeringen) in conjunction with article 36 of the Dutch Tax Collection Act (but no Credit Extensions shall be made while such Loan Party or Subsidiary is Insolvent and/or until any Insolvency Proceeding or analogous process is dismissed);
8.6
Other Agreements. There is an event of default (after giving effect to any applicable grace period) in any agreement to which any Loan Party or Subsidiary is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness (or the holder of such Indebtedness has exercised any right to accelerate the maturity thereof) in an amount in excess of Ten Million Dollars ($10,000,000.00) or that could reasonably be expected to have a Material Adverse Change, provided, that (i) to the extent Agent has not yet given notice of acceleration, if such event of default is cured or waived without modification in terms that is materially adverse to the applicable Loan Party or Subsidiary, any Event of Default hereunder shall automatically be deemed cured, and (ii) in case of any event of default other than due to non-payment or insolvency, if the applicable Loan Party or Subsidiary is diligently pursuing a waiver or cure of such event of default and the holder of such Indebtedness has not accelerated the maturity thereof or exercised any secured party remedy against collateral securing such Indebtedness, no Event of Default shall be deemed to have occurred hereunder unless such event of default shall have continued without waiver or cure for more than thirty (30) days, provided further, that no Credit Extension shall be made during any of the foregoing cure periods;
8.7
Judgments. One or more judgments, orders or awards or any settlement of any litigation or other proceeding exceeding Twenty Million Dollars ($20,000,000) in the aggregate during the term of this Agreement is entered into or agreed to by Borrower Representative or any of its Subsidiaries, except to the extent, covered by insurance pursuant to which the insurer has been notified and has not denied coverage, shall be rendered against Borrower Representative or any of its Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of thirty (30) consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal (provided that no Credit Extensions shall be made during such cure period);
8.8
Misrepresentations. Any Loan Party makes any representation or warranty in this Agreement or any other Loan Document, and such representation or warranty is incorrect in any material respect when made;
8.9
Subordination Agreements. Any creditor that has signed a subordination, intercreditor, or other similar agreement with Agent breaches any material terms of such agreement;
8.10
Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; or (b) except as otherwise permitted hereby or in the Loan Documents, the liquidation, winding-up, or termination of existence of any Guarantor;
8.11
Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed, if, in each case of the foregoing, such revocation, rescission, suspension, modification or non‑renewal has resulted in or would reasonably be expected to result in a Material Adverse Change; or
8.12
Lien Priority. Except solely as a result of any action or inaction of Agent (provided that such action or inaction is not caused by a Loan Party’s failure to comply with the terms of the Loan Documents), any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any material portion of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

9.
RIGHTS AND REMEDIES
9.1
Rights and Remedies.
(a)
Upon the occurrence and during the continuance of an Event of Default, Agent may, and at the written direction of Required Lenders shall, do any or all of the following:
(i)
with notice to Borrower Representative, declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Agent or the Lenders); and
(ii)
with notice to Borrower Representative, suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrowers’ benefit under this Agreement or under any other agreement between any Loan Party and Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrowers’ benefit under this Agreement or under any other agreement between any Loan Party and Agent and/or the Lenders shall be immediately terminated without any action by Agent or the Lenders).
(b)
Without limiting the rights of Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, and at the direction of Required Lenders shall, without notice or demand (except to the extent required in accordance with applicable law), to do any or all of the following:
(i)
foreclose upon and/or sell or otherwise liquidate, the Collateral;
(ii)
apply to the Obligations any (a) balances and deposits of any Loan Party that Agent or any Lender holds or controls, or (b) any amount held or controlled by Agent or any Lender owing to or for the credit or the account of any Loan Party; and/or
(iii)
commence and prosecute an Insolvency Proceeding or consent to any Loan Party commencing any Insolvency Proceeding.
(c)
Without limiting the rights of Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Agent shall have the right, and at the direction of Required Lenders shall, without notice or demand, to do any or all of the following:
(i)
settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Agent considers advisable, notify any Person owing any Loan Party money of Agent’s security interest in such funds, and verify the amount of such account;
(ii)
make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Any Loan Party shall assemble the Collateral if Agent requests and make it available in a location as Agent reasonably designates. Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Loan Party grants Agent a license to enter and occupy any of its premises, without charge, to exercise any of Agent’s rights or remedies;
(iii)
ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Agent is hereby granted a non‑exclusive, royalty‑free license or other right to use, without charge, any Loan Party’s and each of its Subsidiaries’ labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Agent’s exercise of its rights under this Section 9.1, any Loan Party’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Agent, for the benefit of the Lenders;

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(iv)
place a “hold” on any account maintained with Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
(v)
demand and receive possession of any Loan Party’s Books;
(vi)
appoint a receiver, receiver-manager or interim receiver to seize, manage and realize any of the Collateral, and such receiver, receiver-manager or interim receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of the Loan Parties or any of their respective Subsidiaries. Any such receiver, receiver-manager or interim receiver, with respect to responsibility for its acts, shall to the extent permitted by applicable law, be deemed to be the agent of Borrower or a Loan Party and not an agent of Agent or any Lender;
(vii)
obtain from any court of competent jurisdiction an order for the appointment of a receiver, receiver-manager or interim receiver of Borrowers or any other Loan Party or any or all of the Collateral; and
(viii)
subject to Section 9.1(a) and (b), exercise all rights and remedies available to Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof) and other applicable non-u.s. law.
9.2
Power of Attorney. Each Loan Party hereby irrevocably appoints Agent as its lawful attorney‑in‑fact, exercisable only upon the occurrence and during the continuance of an Event of Default, to: (a) endorse such Loan Party’s name on any checks or other forms of payment or security; (b) sign such Loan Party’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue and give releases to any account debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Agent determines reasonable; (d) make, settle, and adjust all claims under such Loan Party’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Agent or a third party as the Code or any applicable law permits. Each Loan Party hereby appoints Agent as its lawful attorney‑in‑fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Agent and the Lenders are under no further obligation to make Credit Extensions hereunder. Agent’s foregoing appointment as such Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.
9.3
Protective Payments. If any Loan Party fails to obtain (or cause its Subsidiary to obtain) the insurance called for by Section 6.6 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party or such Subsidiary is obligated to pay under this Agreement or any other Loan Document, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are Secured Party Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower Representative with notice of Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.
9.4
Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default,
(a)
Each Loan Party irrevocably waives (to the extent permitted by Requirement of Law) the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of such Loan Party or any of its Subsidiaries of all or any part of the Obligations, and, as between such Loan Party on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable (with the consent of each affected Lender) notwithstanding any previous application by Agent, and

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(b)
any payments and the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied:
(i)
first, to all accrued and unpaid Secured Party Expenses owing to Agent;
(ii)
second, to all accrued and unpaid Secured Party Expenses owing to the Lenders;
(iii)
third, to accrued and unpaid fees due to Agent or Lenders;
(iv)
fourth, to accrued and unpaid interest on the Obligations,
(v)
fifth, to the unpaid principal amount of the Obligations;
(vi)
sixth, to any remaining unpaid Obligations;
(vii)
seventh, to Borrower Representative or whomsoever may be lawfully entitled thereto, or as a court of competent jurisdiction may direct.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by any Loan Party. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lenders for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of any Loan Party is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Agent and other Lenders for purposes of perfecting Agent’s security interest therein.

9.5
Liability for Collateral. So long as Agent and the Lenders comply with reasonable care in the custody and preservation of the Collateral in the possession or under the control of Agent and the Lenders, Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person, except for their own gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.
9.6
No Waiver; Remedies Cumulative. Failure by Agent or any Lender, at any time or times, to require strict performance by any Loan Party of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Agent and the requisite Lenders (in accordance with Section 12.6) and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Agent or any Lender of one right or remedy is not an election, and Agent’s or any

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Lender’s waiver of any Event of Default is not a continuing waiver. Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
9.7
Demand Waiver. Each Loan Party waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent or any Lender on which such Loan Party is liable.
9.8
Shares. Each Loan Party recognizes that Agent may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state or provincial securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Loan Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state or provincial securities laws, even if such issuer would agree to do so. Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, in addition to all rights and remedies available under this Agreement, any other Loan Document, at law, in equity, or otherwise, exercise all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Shares constituting Collateral, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Shares, each Loan Party hereby appoints Agent, as such Loan Party’s true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Shares as directed by Agent. The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable.
10.
NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile or electronic mail transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand‑delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Agent, Lender or Borrower Representative may change its mailing address, facsimile number, or email address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Loan Parties:	Orthofix Medical Inc. 3451 Plano Parkway Lewisville, TX 75056 Attn: Julie Andrews, Chief Financial Officer; Andres Cedron, Chief Legal Officer Email: julieandrews@orthofix.com; andrescedron@orthofix.com

with a copy (which shall not constitute notice) to:	King & Spalding LLP 1185 Avenue of the Americas New York, NY 10036 Attn: Marisa A. Sotomayor; Fradyn Suarez Email: msotomayor@kslaw.com; fsuarez@kslaw.com

If to Agent:	OXFORD FINANCE LLC 115 South Union Street Suite 300 Alexandria, VA 22314 Attn: Legal Department

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Email: LegalDepartment@oxfordfinance.com

with a copy (which shall not constitute notice) to:	SIDLEY AUSTIN LLP 1001 Page Mill Rd, Building 1 Palo Alto, CA 94304 Attn: Cynthia Bai; Cindy Lovering Email: cbai@sidley.com; clovering@sidley.com

11.
CHOICE OF LAW, VENUE, JURY TRIAL WAIVER and process agent

New York law governs the Loan Documents (except as otherwise expressly provided therein) without regard to principles of conflicts of law. Each Loan Party, Lenders and Agent each submit to the exclusive jurisdiction of the State and Federal courts in the City of New York, Borough of Manhattan. NOTWITHSTANDING THE FOREGOING, AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST SUCH LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH AGENT AND THE LENDERS (IN ACCORDANCE WITH THE PROVISIONS OF SECTION 9.1) DEEM NECESSARY OR APPROPRIATE TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE AGENT’S AND THE LENDERS’ RIGHTS AGAINST SUCH LOAN PARTY OR ITS PROPERTY. Each Loan Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Loan Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Loan Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such Loan Party at the address set forth in, or subsequently provided in accordance with, Section 10 of this Agreement, or to its process agent, as set forth below, and that service so made shall be deemed completed upon the earlier to occur of the actual receipt thereof by such Loan Party or three (3) days after deposit in the U.S. mails, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, AGENT, AND THE LENDERS EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

Each Loan Party hereby appoints Borrower Representative as its agent to receive service of process in connection with any claim arising out of or related to this agreement, the other loan documents or the transactions contemplated thereby. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST SUCH PERSON IF GIVEN TO ITS AGENT TO RECEIVE SERVICE OF PROCESS PROVIDED ABOVE.

12.
GENERAL PROVISIONS
12.1
Successors and Assigns; Participations.
(a)
This Agreement binds and is for the benefit of the successors and permitted assigns of each party. No Loan Party shall transfer, pledge or assign this Agreement or any rights or obligations under it without Agent’s and each Lender’s prior written consent (which may be granted or withheld in Agent’s and each Lender’s discretion, subject to Section 12.6, provided that the foregoing shall not operate to prevent the Permitted

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Reorganization or other change to the Loan Parties permitted by Section 7.3). No Lender may sell, transfer, assign, pledge, negotiate, or grant participation in all or any part of, or any interest in, such Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents except (i) to an Eligible Assignee in accordance with Section 12.1(b), (ii) by way of participation, pledge or assignment of security interest subject to Section 12.1(e).
(b)
(i) Subject to the conditions set forth in Section 12.1(b)(ii) below, any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(1)
Borrower Representative; provided that no consent of Borrower Representative shall be required for (i) an assignment of all or a portion of the Term Loans to a Lender or to an Affiliate of a Lender or an Approved Fund thereof, (ii) after the occurrence and during the continuance of an Event of Default, and provided further that such consent shall not be unreasonably withheld or delayed, and shall be deemed given to any such assignment unless written notice of objection thereto shall have been received by Agent within ten (10) Business Days after having received notice of the proposed assignment. For each such assignment, the parties thereto shall execute and deliver to Agent, an Assignment and Assumption Agreement with respect to such assignment.
(2)
Agent; provided that no consent of Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund;

(ii) Assignments shall be subject to the following additional conditions:

(1)
each Loan Party and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Agent shall have received and accepted an effective Assignment and Assumption Agreement executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require.
(2)
For each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), a processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by the assignee; provided that, all or any portion of such processing and recordation fee may be waived by Agent in its sole discretion.
(3)
No such assignment shall be for less than One Million and No/100 Dollars ($1,000,000.00) (or, if less, all of the assignor’s remaining Credit Extensions and Commitments).
(4)
Assignment or transfer to or assumption by and Person of Commitments or Term Loans with respect to a Dutch Borrower shall only be permitted if such Person is a Non-Public Lender.

(iii) Upon such execution and delivery of the Assignment and Assumption Agreement to Agent, from and after the date specified as the effective date in the Assignment and Assumption Agreement, (x) the Eligible Assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such Eligible Assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to this Agreement which by their terms will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease

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to be a party hereto). Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement.

(c)
Agent, acting solely for this purpose as an agent of Borrowers, shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Credit Extensions owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrowers, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender (in the case of a Lender, only in respect of its own holdings), at any reasonable time and from time to time upon reasonable prior notice.
(d)
Upon its receipt of an Assignment and Assumption Agreement executed by an assigning Lender, the processing and recordation fee referred to in Section 12.1(b)(ii)(2) above, if applicable, and, if required, the written consent of Borrower Representative and Agent, Agent shall, if such Assignment and Assumption Agreement has been completed and is in substantially the form of Exhibit A hereto, (a) accept such Assignment and Assumption Agreement, and (b) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in Section 12.1(c). In connection with any assignment, upon request by Agent, each Borrower Representative shall execute and deliver to Agent in exchange for any surrendered Promissory Note or Promissory Notes in connection with such assignment, a new Promissory Note or Promissory Notes to the order of the assignee in amounts equal to such assignee’s Commitments and outstanding Credit Extensions hereunder and, if the assigning Lender has retained a portion of the Credit Extensions, a new Promissory Note or Promissory Notes to the order of the assigning Lender in an amount equal to the remaining Commitments and outstanding Credit Extensions hereunder of such assigning Lender under the terms of this Agreement. Such new Promissory Note or Promissory Notes shall re‑evidence the indebtedness outstanding under the old Promissory Note or Promissory Notes and shall be in the aggregate principal amount of such surrendered Promissory Note or Promissory Notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the Promissory Note or Promissory Notes subject to such assignment.
(e)
Each Lender may sell participations (without the consent of Agent, any Loan Party or any other Lender) to one or more Eligible Assignees (each, a “Participant”), in or to all (or a portion) of its rights and obligations under this Agreement (including all or a portion of the Commitments or the Credit Extensions owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) Borrowers, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; (iv) such Lender shall not transfer, grant, assign or sell any participation under which the Participant shall have rights to approve any amendment or waiver of this Agreement; and (v) each such Lender selling such participations complies with the Participant Register provisions described below. Each Lender that sells a participation shall, acting solely for this purpose as a non‑fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Credit Extensions, Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in “registered form” for the purposes of the U.S. Internal Revenue Code, including under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and no participation shall be transferable except as recorded in the Participant Register. Such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Each Participant shall be entitled to the benefits of Section 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(f) (it being understood that the documentation required under Section 2.6(f) shall be delivered to the participating Lender)) as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section. A Participant shall not be entitled to receive any greater payment under Section 2.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

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Each Lender may (without the consent of Agent, any Loan Party or any other Lender) transfer, assign, pledge or collaterally assign and grant a security interest in or to all (or a portion) of its rights and obligations under this Agreement in connection with its own financing or securitization transactions, including all rights, benefits, warranties, representations, covenants, indemnities and remedies, and all proceeds of the foregoing, contained in this Agreement and any of the other Loan Documents and, notwithstanding any provision in this Agreement or any other Loan Document to the contrary, there shall be no requirement, limitation or restriction on the ability of each such transferee, pledgee or assignee to foreclose upon and further assign or otherwise transfer all (or a portion) of such rights upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that in each case, no such transfer, pledge or assignment shall be made to any Person that is not an Eligible Assignee, or release such Lender from any of its obligations hereunder or substitute any such transferee, pledgee or assignee for such Lender as a party hereto unless such transferee, pledgee or assignee executes and delivers to Agent, for its acceptance and recording in the Register, an Assignment and Assumption Agreement, and a processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by the assignee.

(f)
In connection with the efforts of any Lender to assign its rights or obligations or to participate in interests, subject to compliance with applicable laws, such Lender may disclose any information in its possession regarding the Loan Parties in compliance with Section 12.9.
12.2
Indemnification.
(a)
General Indemnification. Without duplication of Section 2.5(b), each Loan Party agrees to indemnify, defend and hold Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Secured Party Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Agent, and/or the Lenders and any Loan Party (including reasonable attorneys’ fees and expenses), except for (x) Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct and (y) Claims and/or losses that resulted solely from a dispute among Indemnified Persons and not arising out of any act or omission by any Loan Party or any Affiliates thereof. Each Loan Party hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding related to the Loan Documents and/or the Obligations, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of such Loan Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for (x) liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements caused by such Indemnified Person’s gross negligence or willful misconduct and (y) liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements that resulted from a dispute solely among Indemnified Persons and not arising out of any act or omission by any Loan Party or any Affiliates thereof.
(b)
Judgment Currency; Currency Indemnification. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Borrower or any other Loan Party with respect to any such sum due from it to Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt

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by Agent of any sum adjudged to be so due in the Judgment Currency, Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to Agent from Borrower or any other Loan Party in the Agreement Currency, Borrower and each Loan Party (jointly and severally) agree, as a separate obligation and notwithstanding any such judgment, to indemnify Agent against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to Agent in such currency, Agent agrees to return the amount of any excess to Borrower (or to any other Person who may be entitled thereto under applicable law).

This Section 12.2 shall not apply with respect to Taxes other than any Taxes that represent Claims, losses, expenses, etc. arising from any non-Tax claim. This Section 12.2 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.3
Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
12.4
Severability of Provisions. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided, that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.5
[Reserved.]
12.6
Amendments; Agent’s Discretionary Rights.
(a)
Subject to Section 2.7, no provision of this Agreement or any other Loan Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed by Borrower Representative and Required Lenders (and, if (x) any amendment, waiver or other modification would increase such Lender’s funding obligations in respect of any Credit Extension, by such Lender and (y) the rights or duties of Agent are affected thereby, by Agent); provided that no such amendment, waiver or other modification shall,
(i)
unless signed by each Lender directly affected thereby, amend or waive compliance on the part of any Loan Party with any term or provision of this Agreement, if the effect of such amendment or waiver would be to:
(1)
increase or extend the availability of any Commitment of such Lender or waive any condition as to the availability thereof;
(2)
reduce or cancel the principal of, or reduce the rate of interest on, the Credit Extensions (other than the application of Default Rate or to amend any financial covenant (or any defined term directly or indirectly used therein));
(3)
reduce or waive the payment of any fee in which Lenders share hereunder (other than late fees);
(4)
waive any mandatory prepayment in respect of the Credit Extensions;
(5)
extend the Maturity Date or the date fixed for payment of any installment of principal thereof or any interest or fee;
(6)
amend or modify the pro rata requirements or definitions or other provisions regarding application and sharing of payments; or

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(ii)
unless signed by each Lender, amend or waive compliance on the part of any Loan Party with any term or provision of this Agreement, if the effect of such amendment or waiver would be to:
(1)
alter or amend the definition of “Required Lenders”,
(2)
except as otherwise expressly permitted or required hereunder, release all or substantially all of the Collateral or Guaranties in any transaction or series of related transactions;
(3)
subordinate or have the effect of subordinating the Obligations to any other Indebtedness, or subordinate, or have the effect of subordinating the Liens securing the Obligations to Liens securing any other Indebtedness;
(4)
amend any provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder;
(5)
reduce any Commitment by any Lender (except in connection with a ratable reduction in such Commitments held by all other Lenders);
(6)
reduce or limit any Lender’s right to reimbursement or indemnification;
(7)
permit the assignment of the rights or obligations of any Secured Party to a Loan Party or an Affiliate thereof; or
(8)
consent to the assignment, delegation or other transfer by any Loan Party of any of its rights and obligations under any Loan Document or release any Loan Party of its payment obligations under any Loan Document.

In all other respects Agent is authorized to take or to refrain from taking any action which Agent, in the exercise of its reasonable business judgment, deems to be advisable and in the best interest of Lenders, unless this Agreement specifically requires Borrowers or Agent to obtain the consent of, or act at the direction of, Required Lenders. Without limiting the generality of the foregoing sentence, and notwithstanding any other provision of this Agreement to the contrary, Agent shall have the right in its sole discretion to release any Lien on any property granted to or held by Agent under any Loan Document (1) upon the Termination Date, or (2) that is sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder. In the event Agent or Required Lenders terminate this Agreement pursuant to the terms hereof, Agent and Required Lenders agree to cease making additional loans or advances upon the effective date of termination, except for expenses which Agent in its sole discretion determines are reasonably required to preserve, protect or realize upon the Collateral. Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and a change in the principal of, or interest on, the Credit Extensions made by such Defaulting Lender and any date fixed for payment of principal of, or interest on, the Credit Extensions made by such Defaulting Lender may not be made without the consent of such Lender, and (ii) no Lender shall have the right to approve or disapprove any amendment if in connection with the effectiveness of such amendment, all Obligations owing to such Lender will be repaid in full.

Notwithstanding the foregoing, (a) any provision of this Agreement may be amended (or amended and restated) by an agreement in writing entered into by Borrowers and Agent (acting at the direction of the Required Lenders) if (i) by the terms of such agreement, the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of all amounts owing to it or accrued for its account under this Agreement, and (b) any Loan Party may be joined as a party hereto by delivery of a counterpart signature hereto, and accepted by Agent, and such new Loan Party shall thereby be deemed, as of the date specified on such joinder signature page, to have agreed (i) to be joined as a Loan Party in the capacity indicated in such signature page, (ii) to make the applicable representations and warranties set forth in Section 5, (iii) to abide by the affirmative and negative

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covenants in the Loan Documents applicable to it, (iv) to grant a security interest in the Collateral owned by it in accordance with this Agreement and/or the other applicable Loan Documents.

Notwithstanding anything to the contrary contained in this Section 12.6, if at any time after the Effective Date, Agent and Borrower Representative shall have jointly identified (x) an ambiguity, error, omission or defect, (y) any ambiguity, error, omission, mistake or defect of a technical or immaterial nature or (z) any incorrect cross reference or similar inaccuracy, in each case, in any provision of the Loan Documents, then Agent and Borrower Representative shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by Agent or any Lender (in case of an error identified by Borrower Representative) or Borrower Representative (in case of an error identified by Agent) within five (5) Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Credit Extensions in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower Representative, Agent and such Lender.

(b)
This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
12.7
Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
12.8
Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied, except as expressly provided herein. The obligations of Borrowers pursuant to Section 2.6, of the Loan Parties pursuant to Section 12.2 (with respect to indemnification), and pursuant to Section 12.9 (Confidentiality) below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
12.9
Confidentiality. In handling any confidential information of the Loan Parties, the Lenders and Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction and subject in each case to confidentiality requirements substantially similar to the terms of this Section 12.9; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; provided that, Agent and Lenders shall provide written notice to Borrower Representative of any such disclosure to the extent permitted by law; (d) to Lenders’ or Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Agent’s possession when disclosed to the Lenders and/or Agent, or becomes part of the public domain after disclosure to the Lenders and/or Agent (other than through the actions or omissions of the Lenders and/or Agent, as applicable); or (ii) is disclosed to the Lenders and/or Agent by a third party, if the Lenders and/or Agent does not know that the third party is prohibited from disclosing the information. The Lenders may use confidential information for any purpose. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under

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this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.
12.10
Public Announcement. Notwithstanding anything else herein to the contrary, subject to the prior written consent of Borrower Representative, Agent and each Lender may make a public announcement of the transactions contemplated by this Agreement, and may publicize the same on its company website and in marketing materials and other media, and without approval by Borrower Representative or any Loan Party, may use any Loan Party’s name, tradenames, logos, and any information related to the transactions to the extent such information is not confidential, in all cases, in Agent or any Lender’s marketing materials at Agent’s or Lenders’ sole expense.
12.11
Right of Set Off. The Loan Parties authorize each Lender, and each Lender shall have the right, after the occurrence and during the continuance of an Event of Default, without notice, to setoff and apply against any and all deposits and other property of any Loan Party held by, or in the possession of such Lender, any of the Obligations owed to such Lender. Promptly after the exercise of any right to set‑off, Lender exercising such right irrevocably agrees to purchase for cash (and the other Lenders irrevocably agree to sell) participation interests in each other Lender’s outstanding Credit Extensions as would be necessary to cause such Lender to share the amount of the property set‑off with the other Lenders based on each Lender’s Pro Rata Share. Each Loan Party agrees, to the fullest extent permitted by applicable law, that any Lender also may exercise its right to setoff with respect to amounts in excess of such Lender’s Pro Rata Share of the Obligations then outstanding, and may purchase participation interests in the amounts so setoff from the other Lenders, and upon doing so shall deliver such excess to Agent, for distribution to the other Lenders in settlement of the participation purchases described above in this Section 12.11. Notwithstanding the foregoing, each Lender hereby agrees with each other Lender that no Lender shall independently take any action to enforce or protect its rights arising out of this Agreement or any other Loan Document (including the exercise of any right of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action shall be taken in concert and at the direction of Agent or Required Lenders. Each Lender agrees promptly to notify Borrower Representative, Agent and each other Lender after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
12.12
[Reserved].
12.13
Borrower Representative; Joint and Several Liability. Each Loan Party hereby appoints Borrower Representative as representative and agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Loan Party hereunder shall be jointly and severally liable with respect to the Obligations, regardless of which Loan Party actually receives the proceeds of any Credit Extension. Each Loan Party hereby waives (to the extent permitted by Requirement of Law) (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Agent or any Lender to: (i) proceed against any Loan Party or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Secured Parties may exercise or not exercise any right or remedy it has against any Loan Party or any security it holds (including the right to foreclose by judicial or non‑judicial sale) without affecting any Loan Party’s liability. Notwithstanding any other provision of this Agreement or other related document, each Loan Party irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating any Loan Party to the rights of Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Loan Party, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Loan Party with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Loan Party with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Loan Party in contravention of this Section, such Loan Party shall hold such payment in trust for Agent and the Lenders and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

12.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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13.
Agency
13.1
Appointment of Agent; Powers. Each Lender hereby irrevocably designates and appoints Oxford to act as administrative agent and collateral agent for such Lender under this Agreement and the other Loan Documents, and irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, to hold the security interest for its benefit, and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Except as otherwise provided herein, no Lender shall take any individual action or assert any rights or remedies under this Agreement without the prior written consent of Agent. In performing its functions under this Agreement, Agent is acting solely as an agent of Lenders, and Agent does not assume, and shall not be deemed to have assumed, an agency or other fiduciary relationship with the Loan Parties or any Lender. Without limiting the generality of the foregoing, Agent shall not have any (a) duty, responsibility, obligation or liability to any Lender, except for those duties, responsibilities, obligations and liabilities expressly set forth in this Agreement, (b) fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents, or otherwise exist against Agent, (c) duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (d) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.
13.2
Delegation of Agent’s Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Agent. Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the related parties of Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the loan facility hereunder as well as activities as Agent. Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
13.3
Disclaimer of Agent’s Liabilities. Neither Agent nor any of its Affiliates, or its or its Affiliates’ officers, directors, employees, agents, or attorneys shall be liable to any Lender for any action lawfully taken or not taken by Agent or such Person under or in connection with this Agreement and the other Loan Documents (except for Agent’s or such Person’s gross negligence or willful misconduct). Without limiting the generality of the foregoing, except in case of gross negligence or willful misconduct, Agent shall not be liable to Lenders for (a) any recital, statement, representation or warranty made by the Loan Parties or any officer thereof contained in (i) this Agreement, (ii) any other Loan Document or (iii) any certificate, report, audit, statement or other document referred to or provided for in this Agreement or received by Agent under or in connection with this Agreement, (b) the value, validity, effectiveness, enforceability or sufficiency of this Agreement, the other Loan Documents or Agent’s security interests in the Collateral, (c) any failure of the Loan Parties to perform their respective obligations under this Agreement and the other Loan Documents, (d) any loss or depreciation in the value of, delay in collecting the proceeds of, or failure to realize on, any Collateral, (e) Agent’s delay in the collection of the Obligations or enforcing Agent’s rights against the Loan Parties, or the granting of indulgences or extensions to the Loan Parties, or any account debtor of the Loan Parties, or (f) any mistake, omission or error in judgment in passing upon or accepting any Collateral. In addition, Agent shall have no duty or responsibility to ascertain or to inquire as to the observance or performance of any of the terms, conditions, covenants or other agreements of the Loan Parties contained in this Agreement or the other Loan Documents, or to inspect, verify, examine or audit the assets, books or records of the Loan Parties at any time.

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13.4
Reliance and Action by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon legal counsel, independent public accountants and experts selected by Agent, and shall not be liable to Lenders for any action taken or not taken in good faith based upon the advice of such counsel, accountants or experts. In addition, Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, statement, order or other document believed by Agent in good faith to be genuine and correct, and to have been signed, sent or made by the proper Person or Persons. Agent shall be fully justified in taking or refusing to take any action under this Agreement and the other Loan Documents unless Agent (a) receives the advice or consent of Lenders or Required Lenders, as the case may be, in a manner that Agent deems appropriate, or (b) is indemnified by Lenders to Agent’s satisfaction against any and all liability, cost and expense which may be incurred by Agent by reason of taking or refusing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement (to the extent not expressly required to so act) and the other Loan Documents in accordance with a request of all Lenders or Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.
13.5
English Security Agreements. Each of the Lenders hereby (a) confirms and acknowledges any declaration by Agent in the English Security Agreements that it holds the benefit of all and any security arising under the English Security Agreements on trust for the Lenders on the terms contained in the relevant English Security Agreement, (b) authorizes Agent to act as trustee on behalf of the Lenders in relation to all and any security arising under the English Security Agreements on the terms contained in the relevant English Security Agreements, and (c) confirms and acknowledges that it has no independent power to enforce, or have recourse to, any of the security created or evidenced, or expressed to be created or evidenced, under the English Security Agreements or to exercise any right or power thereunder.
13.6
Events of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder (other than a payment Event of Default under Section 8.1(a)) unless Agent has received written notice from the Loan Parties or a Lender describing such Default or Event of Default with specificity. In the event that Agent receives such a notice, Agent shall promptly give notice thereof to all Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders or Required Lenders, as the case may be, provided that (a) if appropriate, Agent may require indemnification from Lenders under Section 13.8 prior to taking such action, (b) under no circumstances shall Agent have an obligation to take any action that Agent believes in good faith would violate any law or any provision of this Agreement or the other Loan Documents, and (c) unless and until Agent shall have received direction from Lenders or Required Lenders, as the case may be, Agent may (but shall not be obligated to) take such action or refrain from taking action with respect to such Default or Event of Default as Agent shall deem advisable and in the best interests of Lenders.
13.7
Lenders’ Due Diligence. Each Lender expressly acknowledges that neither Agent, nor any of its officers, directors, employees or agents, has made any representation or warranty to such Lender regarding the transactions contemplated by this Agreement or the financial condition of the Loan Parties, and such Lender agrees that no action taken by Agent hereafter, including any review of the business or financial affairs of the Loan Parties, shall be deemed to constitute a representation or warranty by Agent to any Lender. Each Lender also acknowledges that such Lender has, independently and without reliance upon Agent or any other Lender and based on such documents and information as such Lender has deemed appropriate, made its own credit analysis, appraisal of or investigation into the business, operations, property, financial condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement. Each Lender agrees, independently and without reliance upon Agent or any other Lender and based on such documents and information as such Lender shall deem appropriate at the time, (a) to continue to make its own credit analyses and appraisals in deciding whether to take or not take action under this Agreement and (b) to make such investigations as such Lender deems necessary to inform itself as to the business, operations, property, financial condition and creditworthiness of the Loan Parties.
13.8
Right to Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of (a) this Agreement or any other Loan Document, (b) the transactions contemplated hereby or (c) any action taken or not taken by Agent under or in connection with any of the

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foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent’s gross negligence or willful misconduct.
13.9
Other Transactions. Agent and any Lender may make loans to and generally engage in any kind of business with the Loan Parties, as though Agent or such Lender were not Agent or a Lender hereunder. With respect to loans made by Agent under this Agreement as a Lender, Agent shall have the same rights and powers, duties and liabilities under this Agreement and the other Loan Documents as any other Lender, and may exercise the same as though it were Agent, and the terms “Lender” and “Lenders” shall include Agent in its individual capacity as such.
13.10
Resignation and Removal of Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Borrower Representative, and such resignation shall be effective on the earlier of (a) the appointment of a successor Agent by Required Lenders, subject, in the absence of an Event of Default, to the prior written consent of any Loan Party (which consent shall not be unreasonably withheld, conditioned or delayed) or (b) the date on which such 30‑day period expires. If Agent provides Lenders and Borrower Representative with notice of its intention to resign as Agent, Required Lenders agree to appoint a successor to Agent as promptly as possible thereafter, whereupon such successor shall succeed to the rights, powers and duties of Agent, and the term “Agent” means such successor effective upon its appointment. Upon the effective date of an Agent’s resignation, such Agent’s rights, powers and duties as Agent hereunder immediately shall terminate, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement (except that in the case of any collateral security held by Agent on behalf of Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed). After an Agent’s resignation hereunder, the provisions of this Section 13 shall continue to inure to such Agent’s benefit as to any actions taken or not taken by such Agent while acting as Agent.
13.11
Copies of Statements and Financial Information; Communications. Agent shall forward to each Lender a copy of the monthly loan account statement delivered by Agent to Borrowers. In addition, Agent agrees to provide Lenders with copies of all financial statements, reporting, projections, business plans of Borrowers and any material notices that Agent receives from Borrowers or their advisors from time to time, without any duty to confirm or verify that such information is true, correct or complete, and shall from time to time, on behalf of any Lender, request information from Borrower Representative regarding the business, legal, financial or corporate affairs of Borrower Representative or its Subsidiaries as reasonably requested by such Lender to monitor compliance by the Loan Parties with their respective obligations under the Loan Documents. Agent shall serves as the primary point of contact for Loan Parties and except as otherwise expressly provided herein, all communications from Loan Parties in connection with this Agreement shall be provided through Agent.
13.12
Payments of Principal, Interest and Fees. After Agent’s receipt of any principal payments, or any interest and fees earned under this Agreement, Agent agrees to remit promptly to Lenders its respective Pro Rata Share of the appliable Commitment in respect of which such payments are made, thereof, provided that Lenders shall not share in any additional amount to be paid to any Lender in accordance with Section 2.6.
13.13
Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Credit Extension shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Credit Extensions and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent under Sections 2.5(b) and 13.8) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

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13.14
Recovery of Erroneous Payments.
(a)
Notwithstanding any other provision of this Agreement, if all or any part of any payment or other distribution of funds by or on behalf of Agent or its Affiliate to any Loan Party, Lender or other recipient (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise) is determined by Agent in its sole discretion to have been made in error, whether known to the recipient or not, or if such recipient is not otherwise entitled to receive such payment or distribution under the provisions of this Agreement at such time and in such amount from Agent as determined by Agent in its sole discretion (any such payment or other distribution of funds, an “Erroneous Payment”), then such Loan Party, Lender or other recipient shall on demand repay to Agent (promptly, but in no event later than two Business Days following such demand) the portion of such Erroneous Payment that was made in error (or otherwise not intended (as determined by Agent) to be received) in the amount made available by Agent or its Affiliate to such Loan Party, Lender or other recipient, with interest thereon, for each day from and including the date such amount was made available by Agent or its Affiliate to such Loan Party, Lender or other recipient to but excluding the date of payment to Agent, at the greater of (x) the Federal Funds Rate and (y) a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Loan Party, Lender and other potential recipient of an Erroneous Payment hereunder waives any claim of discharge for value and any other claim of entitlement to, or in respect of, any Erroneous Payment. Any determination by Agent, in its sole discretion, that all or a portion of any distribution or payment to any Loan Party, Lender or other recipient was an Erroneous Payment shall be conclusive absent manifest error. Each Loan Party (to the extent permitted by Requirement of Law), Lender or other recipient of an Erroneous Payment hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Loan Party, Lender or other recipient under any Loan Document, or otherwise payable or distributable by Agent to such Loan Party, Lender or other recipient from any source, against any amount due to Agent under this subsection (a) or under the indemnification provisions of this Agreement.

Each Loan Party, Lender or other potential recipient hereby agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Agent or its Affiliate (i) that is in a different amount than, or on a different date from, that specified in a written notice sent by Agent or its Affiliate with respect to such payment or (ii) that was not preceded or accompanied by a written notice, such Loan Party, Lender or other recipient shall be on notice, in each such case, that an error has been made with respect to such payment. Each Loan Party, Lender or other recipient agrees that, in each such case, or if it otherwise becomes aware a payment (or portion thereof) may have been sent or received in error, such Loan Party, Lender or other recipient shall promptly notify Agent of such occurrence. Agent shall inform each recipient promptly upon determining that any payment made to such recipient comprised, in whole or in part, an Erroneous Payment.

(b)
Each Loan Party hereby agrees that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by such Loan Party. If, notwithstanding the foregoing, the making of an Erroneous Payment is deemed, as a matter of law or otherwise, to pay, prepay, repay, discharge or otherwise satisfy any portion of the Obligations, such portion shall be deemed reinstated upon the sending of a notice of demand by Agent pursuant to subsection (a) above. Each party’s obligations under this Section 13.14 shall survive the resignation or replacement of Agent or the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.
(c)
To the extent permitted by applicable law, no Loan Party, Lender or other recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive (to the extent permitted by Requirement of Law), any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(d)
The parties hereto agree that Agent shall be contractually subrogated to all the rights and interests of any applicable Loan Party, Lender or other recipient of an Erroneous Payment under the Loan Documents with respect to each Erroneous Payment to the extent not repaid by such Loan Party, Lender or other recipient.
13.15
Certain ERISA Matters.

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(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the U.S. Internal Revenue Code) of one or more “benefit plan investor” (within the meaning of Section 3(42) of ERISA) with respect to such Lender’s entrance into, participation in, administration of and performance of the Credit Extensions, the Commitments or this Agreement,
(ii)
the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the U.S. Internal Revenue Code such Lender’s entrance into, participation in, administration of and performance of the Credit Extensions, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Credit Extensions, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Credit Extension, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Credit Extensions, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Credit Extensions, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

13.16
Collateral and Guaranty Matters.
(a)
Each Lender hereby agrees that, except as otherwise expressly set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to the occurrence and continuance of an Event of Default, to take any action with respect to any Collateral or the Loan Documents which may be necessary to create, perfect and maintain perfected security interests in and Liens upon the Collateral granted pursuant to the Loan Documents. Each of the Lenders irrevocably authorizes Agent, at its option (or requirement as set forth below):

(i) to enter into and sign for and on behalf of the Lenders as Secured Parties the Loan Documents for the benefit of the Lenders and the other Secured Parties;

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(ii) to automatically release any Lien on any property granted to or held by Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations not then due), (ii) at the time the property subject to such Lien is disposed or to be disposed as part of or in connection with any Transfer permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) subject to Section 12.6, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) to the extent provided in the Loan Documents or (v) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to Section 13.16(a)(iii);

(iii) to automatically release any Guarantor from its obligations under the Guaranty if such Person becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder or was elected by Borrower Representative, but not required to be, but for such election, a Guarantor; provided that the release of any Guarantor from its obligations under this Agreement if such Guarantor becomes an Excluded Subsidiary of the type described in clause (a)(i) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type, (A) no Event of Default shall have occurred or would result therefrom and (B) after giving effect to such release and the consummation of the transaction that causes such Guarantor to be an Excluded Subsidiary of such type, Borrower Representative is deemed to have made a new Investment in such Person for purposes of Section 7.6 (as if such Person were then newly acquired) and such Investment is permitted pursuant to Section 7.6 at such time.

(b) Upon request by Agent at any time, the Required Lenders may confirm in writing Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.16; provided that, failure by the Required Lenders to provide such confirmation will not impair any Loan Party’s rights to release such interests. In each case as specified in this Section 13.16, Agent will (and each Lender irrevocably authorizes and instructs Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 13.16.

14.
The Guaranty
14.1
Guaranty
(a)
Each Guarantor hereby guarantees to each Lender and Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal (collectively, the “Guaranteed Obligations”).
(b)
Subject to Section 14.6 and the last sentence of this Section 14.1 below, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Agent or any Lender may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Guaranteed Obligations to be paid when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision in any other Debtor Relief Laws), the Guarantors will, promptly upon demand pay, or cause to be paid, in cash, to Agent for the ratable benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for any Borrower becoming the subject of a case under any Debtor Relief Laws, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Agent and Lenders as aforesaid.

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(c)
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the Guaranteed Obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under any applicable Debtor Relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
14.2
Obligations Unconditional. The Guaranteed Obligations of each Guarantor under Section 14.1 are joint and several and absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.2 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against any Loan Party for amounts paid under this Section 14 until the Termination Date. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain joint and several and absolute and unconditional as described above:
(a)
at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived (to the extent permitted by Requirement of Law);
(b)
any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;
(c)
the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived (to the extent permitted by Requirement of Law) or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)
any Lien granted to, or in favor of, Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach, be perfected or is otherwise released or invalidated;
(e)
any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor);
(f)
any change in the existence, structure, constitution, name, control or ownership of any Loan Party or other person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or other person or its assets;
(g)
any postponement or subordination or other similar restriction on the rights of the Agent or the Lenders to payment of the Obligations;
(h)
any defense arising by reason of any failure of the Agent or a Lender to make or give any presentment, demand for performance, notice of non-performance, protest, and any other notice to any Loan Party;
(i)
any defense arising by reason of any failure of the Agent or any Lender to proceed against a Loan Party or any other person, to proceed against, apply or exhaust any security held from a Loan Party or any other person for the Obligations, to proceed against, apply or exhaust any security held from the Guarantor or any other person for this Agreement or to pursue any other remedy in the power of the Agent or any Lender whatsoever;
(j)
any defense arising by reason of the failure of the Agent or a Lender to marshall any assets;

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(k)
any defense based upon any failure of the Agent or a Lender to give to a Loan Party or the Guarantor notice of any sale or other disposition of any property;
(l)
any defense based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against a Loan Party or any other person, including any discharge of, or bar against collecting, any of the Obligations, in or as a result of any such proceeding; or
(m)
any other action or inaction shall occur that might constitute a surety defense (other than payment in full of the Obligations).
14.3
Reinstatement. The Guaranteed Obligations of any Guarantor under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Insolvency Proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify Agent and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
14.4
Waivers. Each Guarantor hereby waives, to the fullest extent permitted by law, for the benefit of Agent and Lenders: (a) any right to require Agent or any Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against any Loan Party of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Loan Party or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of Agent or any Lender in favor of any Loan Party or any other Person, or (iv) pursue any other remedy in the power of Agent and Lenders whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Loan Party including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Loan Party from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal or any law, rule, regulation, or order of any jurisdiction affecting any term of the Guaranteed Obligations; (d) any defense based upon Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) any requirement that Agent and Lenders protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under any Loan Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Borrower and notices of any of the matters referred to in Section 14.2 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than payment in full of the Obligations). Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations.
14.5
Remedies. Each Guarantor agrees that, to the fullest extent permitted by law, as between such Guarantor, on the one hand, and Agent and Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.1(a)) for purposes of Section 14.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each Guarantor for purposes of Section 14.1. Each Guarantor acknowledges and agrees that its Guaranteed Obligations hereunder are secured in accordance with the terms of the

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Loan Documents and that Agent and Lenders may exercise their remedies thereunder in accordance with the terms thereof.
14.6
Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any similar provision in any other Debtor Relief Laws; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 14.6, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 14.6), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 14.6. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 14.6 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 14.6 and a right to receive any Fair Share Contribution Amount shall be deemed an asset of the Guarantor entitled to such amount.
14.7
Guarantee of Payment; Continuing Guarantee. The guarantee in this Section 14 is an absolute and unconditional guaranty of payment and not of collection, is a continuing and irrevocable guarantee, and shall apply to all Obligations whenever arising.
14.8
Subordination of Other Obligations. Any Indebtedness (including any right of subrogation or contribution) of any Loan Party now or hereafter owing to any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent for its benefit and the benefit of Lenders and shall forthwith be paid over to Agent for its benefit and the benefit of Lenders to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
14.9
Release of Guarantors. If, in compliance with the terms and provisions of this Agreement and the other Loan Documents, including without limitation, Section 13.16 hereof, (i) all or substantially all of the Equity Interests of any Guarantor are sold or otherwise transferred to a Person or Persons none of which is a Loan Party in a transaction permitted hereunder or (ii) any Guarantor becomes an Excluded Subsidiary (any such Guarantor, and any Guarantor referred to in clause (i), a “Transferred Guarantor”), such Transferred Guarantor shall, upon the consummation of such sale or transfer or other transaction, be automatically released from its obligations under this Agreement (including under Section 12.2 hereof) and the other Loan Documents, including its obligations to pledge and grant any Collateral owned by it pursuant to any Loan Document and, in the case of a sale of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to Agent pursuant to the Loan Documents shall be automatically released, and, so long as Borrower Representative shall have provided Agent such certifications or documents as Agent shall reasonably request, Agent shall take such actions as are necessary to effect each release described in this Section 14.9 in accordance with the relevant provisions of the Loan Documents.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

When all Commitments hereunder have terminated, and all Term Loans or other Obligations hereunder which are accrued and payable have been paid or satisfied, this Agreement and the Guaranties made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.

15.
Parallel debt
15.1
Parallel Debt.
(a)
Each of the Loan Parties confirms that it intends to secure all monetary liabilities and obligations (present and future, actual, conditional and contingent), whether incurred solely or jointly or as principal or surety or in any other capacity by it, owed from time to time to any Lender or Agent and arising under or in connection with any Loan Documents (the “Original Obligations”).
(b)
For the purpose of creating valid security under Dutch law in favor of Agent it is agreed that:
(i)
each Loan Party irrevocably and unconditionally undertakes to pay to Agent amounts equal to its Original Obligations (the “Parallel Obligations”);
(ii)
Agent shall have its own independent right to demand and receive payment of the Parallel Obligations (the “Parallel Claim”);
(iii)
the “Secured Obligations” (as defined in any relevant Loan Document) shall be the Parallel Obligations unless the security in favor of Agent cannot valid secure the Parallel Claim in which case the Secured Obligations shall be the Original Obligations;
(iv)
the Parallel Obligations shall not limit or affect the Original Obligations and a Lender or Agent shall continue to have an independent right to demand and receive payment of the Original Obligations in accordance with the terms of the Loan Documents; and
(v)
notwithstanding the other provisions of this clause, payment by a Loan Party of its Parallel Obligations shall to the same extent decrease the Original Obligations and payment by a Loan Party of its Original Obligations shall to the same extent decrease the Parallel Obligations.
(c)
Agent acts under the security documents as the creditor of the Parallel Claims.
(d)
For purposes of any Dutch Security Document, any resignation by Agent is not effective with respect to its rights under the Parallel Claims until all rights and obligations under the Parallel Claims have been assigned and assumed to the successor agent appointed in accordance with Section 13.10.
(e)
Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Claims to a successor agent in accordance with Section 13.10 of this Agreement and will reasonably cooperate in transferring all rights and obligations under any Dutch Security Document to such successor agent. All other Loan Parties hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfer of all rights and obligations by Agent to a successor agent in accordance with Section 13.10 of this Agreement.
16.
DEFINITIONS
16.1
Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code, and includes, without limitation, all accounts receivable and other sums owing to any Loan Party.

“Account Debtor” is any “account debtor” as defined in the Code.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Acquisition” means the acquisition by any Person, in a single transaction or in a series of related transactions, of all or substantially all of the property of another Person, or of a division or other business segment, line or unit of another Person, or at least a majority of the voting Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agent” has the meaning set forth in the preamble hereto.

“Aggregate Payments” is defined in Section 14.6.

“Agreement” is defined in the preamble hereof.

“Agreement Currency” is defined in Section 12.2.

“Amortization Date” is January 1, 2029.

“Annual Projections” is defined in Section 6.2(a).

“Anti‑Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, the laws administered by OFAC, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” applicable laws, whether within Canada or elsewhere, including any regulations, guidelines or orders thereunder.

“Approved Fund” is any (a) Person, investment company, fund, securitization vehicle or conduit that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender, or (b) any Person (other than a natural person) which temporarily warehouses loans, or provides financing or securitizations, in each case, for any Lender or any entity described in the preceding clause (a).

“Article 9 Collateral” is defined on Exhibit A.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement in the form of Exhibit E attached hereto or such other form as approved by Agent.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.

“Basic Rate” is the floating per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the sum of (a) the greater of (i) three percent (3.0%) and (ii) Term SOFR as of the applicate date of determination, plus (b) five and three quarters and one percent (5.75%). Notwithstanding the foregoing, in no event shall the Basic Rate be less than eight and three-quarters percent (8.75%).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.7.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide a one-month tenor of such Benchmark (or such component thereof); or
(b)
in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide a one-month tenor of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a one-month tenor of such Benchmark (or such component thereof);
(b)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide a one-month tenor of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide a one-month tenor of such Benchmark (or such component thereof); or
(c)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the one-month tenor of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.7 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.7.

“Benefit Plan” is means an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to the provisions of Title IV of ERISA or Section 412 of the U.S. Internal Revenue Code or Section 302 of ERISA.

“BIA” is the Bankruptcy and Insolvency Act (Canada) and any successor legislation.

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board” means, with respect to any Person, the board of directors, board of managers, managers or other similar bodies or authorities performing similar governing functions for such Person. Unless the context otherwise requires, each reference to a Board herein shall be a reference to the Board of Borrower Representative.

“Borrower” is defined in the preamble hereof.

“Borrower Representative” is defined in the preamble hereof.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Agent is closed.

“Canadian Loan Documents” are, collectively that certain Canadian law share pledge agreement executed by Seaspine Orthopedics IntermediateCo, Inc., Canadian law guarantee agreement executed by Project Maple Leaf Holdings ULC, Canadian law general security agreement executed by Project Maple Leaf Holdings ULC, Canadian law intellectual property security agreement executed by Project Maple Leaf Holdings ULC, Canadian law share pledge executed by Project Maple Leaf Holdings ULC, Canadian law guarantee agreement executed by 7D Surgical ULC, Canadian law general security agreement executed by 7D Surgical ULC, Canadian law intellectual property security agreement executed by 7D Surgical ULC, each in form satisfactory to Agent, and any other Loan Documents entered into from time to time governed by Canadian law.

“Canadian Loan Parties” means, collectively, Project Maple Leaf Holdings ULC, an unlimited liability company organized under the laws of British Columbia, 7D Surgical ULC, an unlimited liability company organized under the laws of British Columbia, and any other Loan Party from time to time organized under the laws of Canada or any province or territory thereof.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States, Canada or any agency or any State or Province thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., and (c) certificates of deposit maturing no more than one (1) year after issue. For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long‑term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“CCAA” is the Companies’ Creditors Arrangement Act (Canada) and any successor legislation.

“CFC” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the U.S. Internal Revenue Code.

“CFC Holding Company” means any direct or indirect Subsidiary that holds no material assets other than equity of one or more Foreign Subsidiaries that are CFCs.

“Change of Control” means an event or series of events (a) as a result of which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any Benefit Plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than fifty percent (50%) of the Equity Interests of Borrower Representative entitled to vote for members of the Board on a fully-diluted basis; (b) as a result of which, a majority of the members of the Board (excluding vacant seats) cease to be composed of individuals (i) who were members of such Board on the Effective Date, (ii) who were elected, appointed or nominated to such Board, or whose election, appointment or nomination to such Board was approved, by individuals referred to in clause (i) above constituting at the time of such election, appointment, nomination or approval at least a majority of such Board or equivalent governing body or (iii) who were elected, appointed or nominated to such Board, or whose election, appointment or nomination to such Board was approved, by individuals referred to in clauses (i) and (ii) above constituting at the time of such election, appointment, nomination or approval at least a majority of such Board; and (c) except to the extent permitted by this Agreement, that results in the failure by Borrower Representative to own, directly or indirectly, beneficially and of record, one-hundred percent (100%) of all issued and outstanding Equity Interests of each Loan Party that is a Subsidiary.

“Claims” are defined in Section 12.2.

“Code” means (a) with respect to any Collateral located in the United States, the UCC; and (b) with respect to any Collateral located in Canada, the PPSA.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by any Loan Party in the United States at any time.

“Commitment” means any of the Term A Loan Commitment or the Term B Loan Commitment.

“Commitment Percentage” means, with respect to each Commitment, the percentage thereof to be funded by each Lender, as set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the UCC.

“Communication” is defined in Section 10.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Compliance Certificate” is the Monthly Compliance Certificate or the Quarterly Compliance Certificate, as applicable.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the addition of a concept of “interest period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated EBITDA” is, for Borrower Representative and its Subsidiaries, on a consolidated basis, all as determined in accordance with GAAP (and without duplication), an amount equal to:

(a)
Consolidated Net Income, for such period; plus
(b)
the following, to the extent deducted in calculating such Consolidated Net Income:
(i)
Consolidated Interest Expense for such period;
(ii)
the provision for (less any benefit from) Federal, state, provincial, territorial, local, and foreign income Taxes paid, payable or accrued for such period;
(iii)
the amount of depreciation and amortization expense (or write‑off of debt discount and debt issuance costs and commissions, discounts and the fees and charges associated with Indebtedness) for such period;
(iv)
compensation and expenses incurred by, or fees payable to, directors (or their equivalent) of Borrower Representative for such period;
(v)
(1) any non-cash charges, losses or expenses, in each case, related to (A) the application of purchase accounting, (B) adjustments made to the financial statements of an acquired company to reflect such acquired company’s assets and liabilities at fair value, (C) impairment of good will and other long term intangible assets, (D) non-cash losses recognized when the carrying amount of good will and other intangible assets exceeds their fair value, and (2) other non-cash charges, losses or expenses (excluding those related to accounts receivable and inventory) incurred during such period that are approved by the Required Lenders for the purpose of calculating Consolidated EBITDA; provided that such approval shall not be required for non-cash charges, losses or expenses related to accounts receivable and inventory arising from the integration of the SeaSpine Transaction incurred during any period through and including June 30, 2025;
(vi)
non‑cash compensation charges or other non‑cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options, stock appreciation rights, restricted stock or other equity‑based awards to the directors, officers or employees of Borrower Representative and its Subsidiaries incurred during such period;
(vii)
any extraordinary or non‑recurring cash charges, expenses or losses in connection with the undertaking of any restructuring, integration or business optimization initiatives (including severance, recruiting and relocation bonuses, costs and expenses) for such period;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

(viii)
one‑time reasonable and documented out-of-pocket transaction costs or charges paid or incurred during such period in relation to any Permitted Acquisition or other Permitted Investment (whether or not such transaction was consummated) or any financing thereof or refinancing of Indebtedness related thereto, to the extent such costs or charges are cash amounts paid during such period;
(ix)
extraordinary, unusual or non-recurring charges, expenses or losses for such period (provided that charges, expenses or losses related to the COVID-19 pandemic shall not constitute extraordinary, unusual or non-recurring charges, expenses or losses);
(x)
the amount of pro forma “run-rate” cost savings, operating expense reductions, operational improvements and cost synergies (net of actual amounts realized) that are identified, factually supportable, and that relate to actions already taken or that are reasonably expected to be taken within twelve (12) months from the applicable date of determination;
(xi)
charges, losses or expenses to the extent indemnified or insured or reasonably expected to be reimbursed by an unaffiliated third party;
(xii)
costs, expenses, and losses arising from discontinued operations and non-ordinary course asset sales;
(xiii)
unrealized losses relating to any hedging transactions or foreign currency fluctuations;
(xiv)
litigation expenses (including settlement costs) that are covered by insurance, indemnification, reimbursement, guaranty, purchase price adjustment or other provisions in any agreement entered into by Borrower Representative providing for reimbursement between the applicable third party and Borrower Representative or any of its Subsidiaries and, to the extent such indemnification, insurance or reimbursement is actually received in cash for such period, or is reasonably expected to be so paid or reimbursed within 365 days after the end of such period to the extent not accrued if coverage has not been denied, with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days of notice from the insurance company of its intent to pay such claim;
(xv)
litigation expenses (including settlement costs) that are not covered by insurance, indemnification, reimbursement, guaranty, purchase price adjustment or other provisions in any agreement entered into by Borrower Representative or any of its Subsidiaries providing for reimbursement of such expenses, payments or costs to the extent not actually reimbursed or reasonably expected to be paid or reimbursed within 365 days after the end of such period to the extent not accrued;
(xvi)
one time reasonable and documented out-of-pocket transaction costs or charges paid or incurred during such period in relation to the internal investigations conducted by Borrower Representative during the fiscal year ended December 31, 2023 provided that the amounts added back pursuant to this clause (xvi) shall not exceed Ten Million Five Hundred Thousand ($10,500,000) and may not be added back for periods ending after September 30, 2024;
(xvii)
fees, costs, and expenses paid or payable to Agent or Lenders in connection with the administration of the Term Loan (including amendments, waivers, and modifications thereto) and any fees, costs, and expenses incurred in connection with the payoff and termination of the Existing Indebtedness;
(xviii)
fair value adjustments reflected in a profit & loss statement during such period in connection with any contingent consideration;
(xix)
losses covered by business interruption insurance, to the extent reasonably expected to be so paid or reimbursed within 365 days after the end of such period;

minus

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

(c)
the following, to the extent included in calculating such Consolidated Net Income:
(i)
consolidated interest income,
(ii)
any after tax gains attributable to dispositions of assets (other than sales of Inventory in the ordinary course of business or consistent with past practice) and any cash payments made during such period in connection with any non-cash charges, non-cash losses or non-cash expenses,
(iii)
any after‑tax extraordinary, unusual or non‑recurring income or gains, and
(iv)
exchange, translation, or performance gains relating to any hedging transactions or foreign currency fluctuations;

provided that, add-backs under clause (vii) and clause (x), in the aggregate, shall not exceed, on a trailing twelve-month basis, (A) Fifteen Million Dollars ($15,000,000) for the quarterly measurement period through and including December 31, 2024, (B) Twelve Million Dollars ($12,000,000) for the quarterly measurement period through and including March 31, 2025, (C) Ten Million Dollars ($10,000,000) for the quarterly measurement period through and including June 30, 2025; and (D) Seven Million Five Hundred Thousand Dollars ($7,500,000) for the quarterly measurement period through and including September 30, 2025; provided, further, that, for any measurement period, the sum of amounts pursuant to clause (vii) (for any Test Period ending December 31, 2025 or thereafter), clause (viii) (to the extent related to transactions which did not close), clause (ix), clause (x) (for any Test Period ending December 31, 2025 or thereafter), and clause (xv) shall not exceed 20% of Consolidated EBITDA.

Notwithstanding the foregoing, for the fiscal periods set forth therein, Consolidated EBITDA shall be deemed to be the corresponding amount set forth on Schedule 2 hereto for purposes of making any financial covenant calculation or determining compliance with any condition or covenant that includes any such periods.

“Consolidated Interest Expense” means, for any period, the sum of total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest), premium payments, debt discount, fees, charges and related expenses with respect to all outstanding Indebtedness of Borrower Representative and its Subsidiaries, whether paid or accrued, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, consolidated net income (loss) of Borrower Representative and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP; provided that, (i) the net income (loss) of any Subsidiary that is not a Wholly-Owned Subsidiary and not a Loan Party shall be limited to the amount attributable to the ownership percentage that a Loan Party owns in such Subsidiary as of the date of determination, and (ii) the net income (loss) of any Person that is not a Subsidiary in which Borrower Representative or any of its Subsidiaries has an ownership interest shall be excluded (except to the extent that any such income is actually distributed to Borrower Representative or such Subsidiary).

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business or consistent with past practice. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Contributing Guarantor” is defined in Section 14.6

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower Representative or any of its Subsidiaries maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower Representative or any of its Subsidiaries maintains a Securities Account or a Commodity Account, Borrower Representative and such Subsidiary, and Agent pursuant to which Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan or any other extension of credit by Agent or Lenders for Borrowers’ benefit.

“CRR” means the Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Current Assets” means, at any date of determination, all amounts that would, in conformity with GAAP, be included as “total current assets” at such date, including without limitation, cash, Cash Equivalents, Accounts, Inventory and prepaid expenses.

“Debtor Relief Laws” means the Bankruptcy Code, the BIA, the CCAA, the WURA, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect.

“Default” means any circumstance, event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” is defined in Section 2.3(b).

“Defaulting Lender” means any Lender that (a) has failed to make any Credit Extension or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Loan Document on the date such amounts were required to be funded hereunder unless such Lender notifies Agent and Borrower Representative that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified Agent, any Lender or Borrower Representative in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect unless such Lender notifies Agent and Borrower Representative that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (c) has failed, within two (2) Business Days after written request by Agent, to confirm in writing to Agent that it will comply with its prospective funding obligations hereunder unless such Lender notifies Agent and Borrower Representative that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding (or any similar provision in any other Debtor Relief Laws) or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any regulatory authority of any applicable jurisdiction acting in such a capacity. Any determination by Agent (or Required Lenders, if Agent is a Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by Agent (or Required Lenders, if applicable) in a written notice of such determination, which shall be delivered by Agent to Borrower Representative and each Lender promptly following such determination. If Agent (or Required

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

Lenders, if Agent is the Defaulting Lender) agrees in writing that a Lender is no longer a Defaulting Lender, Agent (or Required Lenders, if applicable) will so notify Borrower Representative and each Lender, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that each Lender will, to the extent applicable, purchase at par that portion of outstanding Credit Extensions of the other Lenders or take such other actions as Agent (or Required Lenders, if applicable) may determine to be necessary to cause the Credit Extensions to be held on a pro rata basis by Lenders in accordance with their applicable Pro Rata Shares, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed to by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

“Defined Benefit Plan” means a pension plan registered under the Income Tax Act (Canada), the Pension Benefits Act (Ontario) or any other applicable pension standards legislation which contains a “defined benefit provision”, as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Deposit Account” is any “deposit account” as defined in the UCC.

“Disbursement Letter” is that certain form attached hereto as Exhibit B.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Equity Interests (other than Equity Interests described in this defined term) and/or cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control), (b) is redeemable at the option of the holder thereof other than solely for Equity Interests (other than Equity Interests described in this defined term) and/or cash in lieu of fractional shares, in whole or in part (other than as a result of a change of control), (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests (except as a result of a change of control), in each case of clauses (a) through (d), prior to the date that is six months after the Maturity Date.

“Disqualified Lender” means any bank, financial institution, institution lender or any other Person that (x) has been specified to Agent by Borrower Representative in writing as of the Effective Date or thereafter if approved by Required Lenders, and in each case, any Affiliates of such banks, financial institutions or institution lenders or other Persons, in each case that are readily identifiable as Affiliates on the basis of such Affiliate’s name or that have been specified to Agent by Borrower Representative in writing, (y) constitutes a direct competitor of the Loan Parties, or (z) unless an Event of Default exists and is continuing pursuant to Section 8.1, Section 8.2(a) (to the extent due to a breach of financial covenant which has not been cured or waived for a period of 30 days), Section 8.5, or Section 8.7 (to the extent resulting in a Material Adverse Change), a vulture hedge fund, as determined by Agent.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Dutch Borrower” means any borrower organized under the laws of the Netherlands.

“Dutch Loan Documents” are, collectively (i) a notarial deed of pledge of shares (including related powers of attorney) in the capital of Dutch Loan Party entered into between Borrower Representative as pledgor, Agent as pledgee and Dutch Loan Party as company, (ii) the Dutch Omnibus Pledge and any other Loan Documents entered into from time to time governed by Dutch law.

“Dutch Loan Party” means Orthofix Netherlands B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, and any other Loan Party from time to time organized under the laws of the Netherlands.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Dutch Omnibus Pledge” means a security omnibus agreement entered into between Dutch Loan Party as pledgor and Agent as pledgee.

“Dutch Qualifying Lender” means a Lender which is entitled to interest payable to that Lender in respect of an advance under a Loan Document and is entitled under Dutch law to receive interest without any Tax Deduction.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, and/or (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include(i) any Loan Party or any Affiliate or Subsidiary of a Loan Party, (ii) any Person that is a Defaulting Lender, (iii) any natural Person, or (iv) any Disqualified Lender. Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Agent reasonably shall require.

“English Loan Documents” are, collectively the English Security Agreements and any other Loan Documents entered into from time to time governed by English law.

“English Loan Party” Orthofix Limited, a limited company organized under the laws of England and Wales, and any other Loan Party from time to time organized under the laws of England and Wales.

“English Security Agreements” the English law security agreement entered into on or around the Effective Date between the English Loan Party and Agent together with any other security agreement entered into from time to time between a Loan Party and Agent and which is governed by English law and evidences or creates security over any assets of a Loan Party.

“Equipment” is all “equipment” as defined in the Code.

“Equity Interests” means, with respect to any Person, any of the shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, any of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and any of the other ownership, membership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Excluded Assets” means (i) licenses, instruments, leases and agreements to the extent and so long as such a pledge thereof would violate the terms thereof, require the consent of a third-party or violate any Requirements of Law, but only to the extent, and for so long as, such consent is not obtained, prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other Requirement of Law; (ii) any cash collateral accounts subject to Liens permitted under the definition of “Permitted Liens”; (iii) any Equity Interests issued by Subsidiaries to the extent not required to be pledged in accordance with the defined term “Shares”, (iv) any Equity Interests of Neo Medical SA and any other assets purchased by OUL or any other Loan Party or Subsidiary in connection with the Neo Medical Investment, provided that the exclusion pursuant this clause (iv) shall cease to apply at June 30, 2025 and all times thereafter, (v) Indebtedness owing to OUL or any other Loan Party or Subsidiary pursuant to the nView NPAN, (vi) [reserved], (vii) commercial tort claims with a value equal to or less than One Million Dollars ($1,000,000), (viii) [reserved], (ix) [reserved], (x) [reserved], (xi) any lease, license or other agreement or any property subject thereto to a purchase money security interest, capital lease obligation or similar arrangements, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or a similar arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party), (xii) with respect to any Equity Interests, promissory notes or other Indebtedness held by a Loan Party (other than Equity Interests or Indebtedness of Wholly-Owned Subsidiaries), to the extent not permitted by the terms of the organizational documents or transaction documents governing such Equity Interests or Indebtedness, such Equity Interests or Indebtedness, (xiii) Equity Interests of Subsidiaries to the extent excluded under the defined term “Shares”, (xiv) any intent-to-use Trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration that issues therefrom under applicable federal Law, (xv) particular assets if and for so long as, if reasonably agreed between Agent and Borrower Representative, that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance, surveys, abstracts or appraisals in respect of such assets are excessive in relation to the practical benefits to be obtained by the Secured Parties therefrom, and (xvi) margin stock.

“Excluded Subsidiary” means

(a)
(a)(i) any Subsidiary that is not a Wholly-Owned Subsidiary of a Loan Party; provided that this clause (i) shall not apply to any Subsidiary that becomes a non-Wholly-Owned Subsidiary as a result of a transaction unless (w) Borrower Representative or its applicable Subsidiary that is the holder of the Equity Interest of such Subsidiary shall be deemed to have made an Investment in such Subsidiary in the amount of its outstanding Investment therein at such time and such Investment is permitted under Section 7.7, (x) such Subsidiary does not continue to be a Wholly-Owned Subsidiary of Borrower Representative and/or one or more controlled Affiliates thereof (unless constituting a Permitted Investment hereunder), and (y) such transaction was for a bona-fide business purpose and not primarily for the purpose of causing such Subsidiary to become an Excluded Subsidiary and (ii) each joint venture,
(b)
any Subsidiary for which guarantees of the Obligations are (i) prohibited by law (including as a result of applicable financial assistance, directors’ duties or corporate benefit requirements or require consent, approval, license or authorization of a Governmental Authority, unless such consent, approval, license or authorization has been received); provided, that there shall be no obligation to obtain such consent, (ii) contractually prohibited on the initial Funding Date or, following the initial Funding Date, the date of any acquisition, so long as such prohibition is not created in contemplation of any such acquisition or (iii) or for which the provision of a Guaranty would reasonably be expected to result in any adverse tax or regulatory consequence to Borrower Representative and its Subsidiaries (as reasonably determined by Borrower Representative),
(c)
any CFC or a CFC Holding Company with respect to which becoming a Loan Party would reasonably be expected to result in a material adverse tax or regulatory consequence to Borrower Representative and its Subsidiaries, under the U.S. Internal Revenue Code or any other Subsidiary where Borrower Representative and Agent (with the consent of Required Lenders) reasonably agree the burden or cost of providing a Guaranty (including any adverse tax consequences or adverse regulatory consequences) shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom,
(d)
Orthofix AG, a company organized under the laws of Switzerland,

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

(e)
IsoTis International SARL, a company organized under the laws of Switzerland, and
(f)
Orthofix Australia Pty Ltd., a company organized under the laws of Australia.

“Excluded Subsidiary Limitations” is defined in Section 6.13(b).

“Excluded Taxes” means with respect to a Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.6(f), (d) any withholding Taxes imposed under FATCA, (e) any Taxes imposed by the Netherlands on amounts payable to such recipient as a result of such recipient having a substantial interest (aanmerkelijk belang) within the meaning of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) in a Dutch Loan Party or a Loan Party otherwise resident for Tax purposes of the Netherlands, (f) any Taxes imposed by the Netherlands pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) but only if it would not have been imposed if such Lender had been a Dutch Qualifying Lender in relation to a Dutch Loan Party or a Loan Party otherwise resident for Tax purposes of the Netherland at the relevant time, but that Lender was not a Dutch Qualifying Lender at the relevant time other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty or any published practice or published concession of any relevant taxing authority, and (g) any Canadian federal withholding Taxes imposed on the payment as a result of having been made to a recipient that, at the time of making such payment, (i) is a person with which a Loan Party does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)), or (ii) is a “specified non-resident shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Loan Party or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with a “specified shareholder” (other than where the non-arm’s length relationship arises, or where the recipient is a “specified non-resident shareholder” or does not deal at arm’s length with a “specified shareholder”, in connection with or as a result of the recipient having become a party to, received or perfected a security interest under or received or enforced any rights under, any Loan Document).

“Existing Indebtedness” is the indebtedness pursuant to that certain Financing Agreement, dated November 6, 2023, by and among Borrower, certain Subsidiaries party thereto, the Lenders party thereto and Blue Torch Finance LLC, as administrative agent and collateral agent.

“Fair Share” is defined in Section 14.6.

“Fair Share Contribution Amount” is defined in Section 14.6.

“FATCA” means Sections 1471 through 1474 of the U.S. Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the U.S. Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the U.S. Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

“Fee Letter” means that certain letter agreement with respect to certain fees and charges in connection with the Commitments and Credit Extensions hereunder, dated as of the Effective Date, by and among Agent, Lenders and Borrower Representative, as amended, restated, supplemented or otherwise modified from time to time.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any territory thereof.

“Funded Indebtedness” means, as of any date of determination, without duplication, all of the following Indebtedness, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)
all outstanding Obligations;
(b)
all outstanding purchase money obligations and capital lease obligations (provided that, for purposes of calculating Funded Indebtedness, the amount of any finance (capital) lease obligation shall be reduced by the net book value of the related leased asset, and the resulting net amount shall be included in such calculation);
(c)
all contingent reimbursement obligations with respect to outstanding letters of credit, to the extent not cash collateralized;
(d)
all obligations in respect of seller notes or other deferred or contingent purchase consideration with respect to Acquisitions, to the extent due prior to the date that is 91 days after the Maturity Date, valued in accordance with GAAP (provided that, for purposes of calculating Funded Indebtedness, such “contingent purchase consideration” shall include only those payments that, in the good faith judgment of the Borrower Representative, are reasonably expected to become payable within twelve (12) months following the applicable date of determination); and
(e)
all Subordinated Debt to the extent due prior to the date that is 91 days prior to the Maturity Date.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrowers which shall be a Business Day.

“Funding Guarantor” is defined in Section 14.6.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

“General Intangibles” are all “intangibles” and “general intangibles” as defined in the Code.

“Government Account Debtor” means an account debtor making payments under a Government Reimbursement Program and any other healthcare program operated by or financed in whole or in part by any foreign or domestic federal, state or local government.

“Government Reimbursement Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), which includes (as applicable) Medicare, Medicaid, TRICARE, CHAMPVA and any “state health care program” as defined in 42 U.S.C. §1320a-7(h).

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Governmental Authority” is any nation or government, any state, provincial, territorial, or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self‑regulatory organization.

“Guaranteed Obligations” is defined in Section 14.1.

“Guarantor” is defined in the preamble hereto.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Health Care Laws” means all Requirements of Law, if and to the extent applicable to any Loan Party or Subsidiary, relating in any way to: (a) the provision of, or payment for, health care services, equipment, or supplies; (b) health care fraud, waste or abuse (including the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: (i) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), (ii) the Ethics in Patient Referrals Act (Stark Law) (42 U.S.C. § 1395nn and § 1395(q)), (iii) the civil False Claims Act (31 U.S.C. § 3729 et seq.), (iv) the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), (v) the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), (vi) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173)), and (vii) other applicable requirements relating to prohibited remuneration, or the defrauding of, or making of any false claim, false statement, or misrepresentation of material facts to any third party payor; (c) quality, safety certification and accreditation standards and requirements; (d) the privacy and security of patient health information, including HIPAA and state, Canadian federal, provincial or territorial health information privacy laws; (e) fee-splitting prohibitions; (f) the development, manufacturing, sale, marketing, distribution, storage, prescription or handling of medical devices, including all applicable rules and requirements of the U.S. Drug Enforcement Administration and the U.S. Food & Drug Administration (or such equivalent federal or provincial Governmental Authority); and (g) any and all other applicable federal, state, provincial, territorial or local health care laws, rules, codes, regulations, orders, ordinances, professional or ethical rules, administrative requirements, as the same may be amended, modified or supplemented from time to time.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d‑1329d‑8, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111‑5, as the same may be further amended, modified or supplemented from time to time, and its implementing Administrative Simplification regulations related to the privacy of Protected Health Information and Security Standards, as defined by law (45 C.F.R. parts 160, 162, and 164), also known as the HIPAA Privacy Rule, the Standards for Electronic Transactions, the security standards and any and all rules or regulations promulgated from time to time thereunder.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) net capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrowers under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, the BIA, the CCAA, the WURA or the Dutch Bankruptcy Act (Faillissementswet).

“Insolvent” means not Solvent.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4873-1362-0459v.10" "" 4873-1362-0459v.10

“Intellectual Property” means all of any Loan Party’s or any Subsidiary’s right, title and interest in and to the following:

(a)
its Copyrights, Trademarks and Patents;
(b)
any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know‑how, operating manuals;
(c)
any and all source code;
(d)
any and all design rights which may be available to such Loan Party or Subsidiary;
(e)
any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and
(f)
all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance, payment or capital contribution to any Person.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between the applicable Loan Parties and Agent dated as of the Effective Date, as such may be amended from time to time.

“Judgment Currency” is defined in Section 12.2.

“Lattus Spine Acquisition” is the purchase by Seaspine Orthopedics Corporation, a Delaware corporation (“SOC”), of certain surgical equipment and other products from Lattus Spine LLC, Nevada limited liability company (“Lattus Spine”), pursuant to that certain Purchase Agreement, originally dated as of December 1, 2022, and mutually executed and delivered by SOC and Lattus Spine on December 15, 2022.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, hypothec or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Fee Letter, the Perfection Certificate, each Compliance Certificate, each Disbursement Letter, the IP Agreement, the English Loan Documents, Canadian Loan Documents, the Dutch Loan Documents, any subordination agreements, any note, or notes or guaranties executed by any Loan Party or any other Person, and any other present or future agreement entered into by any Loan Party or any other Person for the benefit of the Secured Parties in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Party” has the meaning set forth in the preamble to this Agreement.

“Loan Party’s Books” are any Loan Party’s or any of its Subsidiaries’ books and records including ledgers, federal, state, provincial and territorial tax returns, records regarding such Loan Party’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

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“Material Adverse Change” is (a) a material impairment in the perfection or priority of Agent’s Lien in the Collateral as required under the Loan Documents or in the value of such Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) or prospects of Borrower or its Subsidiaries taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Intellectual Property” means intellectual property (including exclusive intellectual property licenses) of the Loan Parties (taken as a whole), the loss of which would result in a Material Adverse Change.

“Maturity Date” is November 1, 2029.

“Medicaid” means that means-tested entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides Federal grants to States for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et Seq. of Title 42 of the U.S. Internal Revenue Code, as amended, and any statute succeeding thereto.

“Medicare” means that government-sponsored entitlement program under Title XVIII, P.L. 89-87 of the Social Security Act, which provides for a health insurance system for the ineligible.

“Monthly Compliance Certificate” means the certain certificate in the form attached hereto as Exhibit C‑1.

“Neo Medical Investment” means, collectively, the transactions contemplated by that certain Share Purchase Agreement, dated as of August 23, 2024, between OUL and Gyrus Capital Principal Fund II LP.

“Non-Public Lender” means:

i.
until the publication of an interpretation of "public" as referred to in the CRR by the competent authority/ies: an entity which (x) assumes rights and/or obligations vis-à-vis a Dutch Borrower, the value of which is at least EUR 100,000 (or its equivalent in another currency), (y) provides repayable funds for an initial amount of at least EUR 100,000 (or its equivalent in another currency) or (z) otherwise qualifies as not forming part of the public; and
ii.
as soon as the interpretation of the term "public" as referred to in the CRR has been published by the competent authority/ies: an entity which is not considered to form part of the public on the basis of such interpretation.

“Non-U.S. Loan Party” means any Loan Party other than a U.S. Loan Party.

“nView NPAN” means, collectively (i) that certain Note Purchase Agreement, originally dated as of December 17, 2021, between OUL and nView Medical Inc., a Delaware corporation, and (ii) the “Note” (as defined therein) related thereto, each as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Obligations” are all of the Loan Parties’ obligations to pay when due any debts, principal, interest, Secured Party Expenses, any fees pursuant to the Fee Letter and other amounts any Loan Party owes the Secured Parties now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or the other Loan Documents, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of any Loan Party assigned to any Secured Party, and the performance of the Loan Parties’ duties under the Loan Documents.

“Obligee Guarantor” is defined in Section 14.9.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists

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or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Orthofix Italy” means Orthofix S.r.l., a company founded under the laws of the Republic of Italy.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“OUL” has the meaning set forth in the preamble hereto.

“Participant” has the meaning set forth in Section 12.1.

“Participant Register” has the meaning set forth in Section 12.1.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on January 1, 2025.

“Perfection Certificate” means the completed perfection certificate, dated as of the Effective Date, delivered to Agent in connection herewith with respect to the Loan Parties and their respective Subsidiaries.

“Permitted Acquisition” means, (i) each Acquisition that is approved by Required Lenders, in their sole discretion, as such, (ii) the acquisition substantially on the terms provided to Agent prior to the Effective Date (or terms no less favorable to the Loan Parties, as determined by Required Lenders), (iii) any other Acquisition of any distributor partner in accordance with the terms of distribution agreements with distributor partners with an aggregate purchase price per fiscal year not to exceed Twenty Million Dollars ($20,000,000) (of which not more than Ten Million Dollars ($10,000,000) shall consist of cash consideration, and which may consist of capital stock of Borrower Representative (other than Disqualified Equity Interest)), and (iv) any other Acquisition, to the extent not described in the foregoing clauses (i), (ii) and (iii), which satisfies and is conducted in accordance with the following requirements:

(a)
Agent shall have received not less than ten (10) Business Days’ prior written notice of such Acquisition, which notice shall include a reasonably detailed description of the proposed terms of such Acquisition and identification of the anticipated closing date thereof;
(b)
Agent shall have received, not less than five (5) Business Days prior to entering into a binding agreement to consummate of such Acquisition (or such shorter period as agreed by Agent), a due diligence package, reasonably satisfactory to Agent, which package shall include, without limitation, the following with regard to the Acquisition of the applicable target:

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(i)
pro forma financial projections (after giving effect to such Acquisition) for the applicable target for the current and next two fiscal years or through the remaining term of this Agreement;
(ii)
historical financial statements of the applicable target for the three fiscal years prior to such Acquisition (or, if such target has not been in existence for three years, for each year such target has existed);
(iii)
a description of the method of financing the Acquisition, including sources and uses; and
(iv)
a quality of earnings report with respect to the Acquisition;
(c)
Agent shall have received, not less than five (5) Business Days prior to entering into a binding agreement to consummate such Acquisition, substantially final drafts of all material transaction documents to be entered into in connection therewith;
(d)
such Acquisition shall not be hostile;
(e)
the EBITDA of any Person or assets being acquired shall not be negative for the 12-month period most recently concluded prior to the consummation of such Acquisition.
(f)
no Event of Default shall have occurred and be continuing as of the date of the closing of such Acquisition;
(g)
to the extent such Acquisition is an Acquisition of a Person, such Acquisition is of a Person engaged in a line of business which is the same as, reasonably related, ancillary, complementary or incidental to, the business engaged by Borrower Representative and its Subsidiaries as of the Effective Date;
(h)
such Acquisition shall be of a Person, organized and domiciled in, or assets (other than a de minimis amount of assets in relation to the assets being acquired), located in the United States, Canada, England, the Netherlands, Italy, or any other jurisdiction in which Agent may obtain an enforceable guaranty with respect to the Obligations and a grant of a security interest in substantially all of its assets commensurate with the guaranty of the Obligations pursuant hereto and the grant of security interest by the Loan Parties, provided that in no event shall any such Person be located in a jurisdiction subject to any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, and His Majesty’s Treasury (including as of the date hereof Cuba, Iran, Syria, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea, Zaporizhzhia and Kherson Regions of Ukraine).
(i)
[reserved];
(j)
(i) in case of an Acquisition in the form of a merger or purchase of Equity Interests, any Person that is the target of an Acquisition shall (A) become a wholly-owned (excluding management rollover or incentive equity interests or options to acquire Equity Interests of such Loan Party to the extent not constituting voting Equity Interests) Subsidiary of a Loan Party and (B) comply with Section 6.13 (to the extent required thereby and pursuant to the timeframes provided therein) or (ii) merge into a Loan Party (provided that, for any Acquisition involving a Borrower, such Borrower shall be the surviving entity) and (ii) in case of an Acquisition in the form of a purchase of property, substantially all such property shall be acquired by a Loan Party;
(k)
the aggregate Acquisition consideration (including earnout payments, valued in accordance with GAAP or other deferred or contingent payments) for all Acquisitions pursuant to this clause (iv) during any fiscal year of Borrower Representative does not exceed Twenty-Five Million Dollars ($25,000,000) in any fiscal year (of which not more than Ten Million Dollars ($10,000,000) shall consist of cash consideration, and which may consist of capital stock of Borrower Representative (other than Disqualified Equity Interest)), provided that in connection with any determination of available capacity to pay additional Acquisition consideration or assume earnout obligations, any existing outstanding deferred or contingent the valuation of contingent and deferred Acquisition consideration

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shall be determined in accordance with the most recent valuation thereof in accordance with GAAP, provided further that any updated valuation of an obligation with respect to deferred or contingent Acquisition consideration arising from an Acquisition previously entered into that results in an increase of the aggregate amount of such obligation shall not in and of itself result in a breach of Section 7.3 or any other applicable provision of this Agreement; and,
(l)
Borrower Representative shall have furnished to Agent and Lenders a certificate of a Responsible Officer with respect to such proposed Acquisition (x) certifying that the Acquisition is a “Permitted Acquisition,” (y) demonstrating compliance with each of the foregoing requirements (to the extent applicable) and (z) demonstrating that after giving pro forma effect to the Acquisition, the Loan Parties are in compliance with all financial covenants set forth in Section 6.11 for each of the four following Test Periods thereafter.

“Permitted Indebtedness” is:

(a)
Indebtedness of the Loan Parties owing to the Secured Parties under this Agreement and the other Loan Documents;
(b)
Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate;
(c)
Subordinated Debt;
(d)
Indebtedness incurred in the ordinary course of business or consistent with past practice under performance, surety, statutory and appeal bonds and obligations of a like nature;
(e)
unsecured Indebtedness to trade creditors incurred in the ordinary course of business or consistent with past practice;
(f)
Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such Person;
(g)
Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business or consistent with past practice;
(h)
Indebtedness secured by Permitted Liens, provided that the applicable amount thereof does not exceed the limit, if any, specified in the applicable clause of the defined term “Permitted Liens”;
(i)
Indebtedness consisting of obligations to make royalty and milestone payments to the extent based on sales, revenue or similar formula for the applicable product;
(j)
Intercompany Indebtedness arising in connection with an Investment permitted by clause (g) of the definition of “Permitted Investments”;
(k)
Indebtedness incurred in connection with cash management services, including corporate credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business or consistent with past practice;
(l)
Indebtedness in respect of letters of credit, banker guarantees, bonds and similar instruments issued for the account of any Loan Party or any Subsidiary in the ordinary course of business or consistent with past practice;
(m)
unsecured Indebtedness (x) representing deferred compensation or similar arrangements to employees of Borrowers or their Subsidiaries, in each case, incurred in the ordinary course of business or consistent with past practice; or (y) in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services (provided that, such obligations are incurred in connection with

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open accounts extended by vendors on customary trade terms in the ordinary course of business or consistent with past practice and not in connection with the borrowing of money);
(n)
Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Borrowers or their Subsidiaries, so long as the Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;
(o)
the incurrence by the Borrowers or their Subsidiaries under hedging agreements that are incurred for the bona fide purpose of hedging interest rate, commodity or foreign currency risks associated with such Person’s operations and not for speculative purposes;
(p)
guarantees in respect of Indebtedness by (x) the Loan Parties of another Loan Party, (y) any non-Loan Party of another non-Loan Party, or (z) the Loan Parties of any other Subsidiary subject to Excluded Subsidiary Limitations;
(q)
to the extent constituting Indebtedness, indemnification incurred or assumed in connection with the acquisition or disposition of any business or assets or any Investment permitted to be acquired or made hereunder;
(r)
(i) indemnification, working capital and other purchase price adjustments or other similar adjustments in each case pursuant to any Permitted Acquisition or Permitted Investment (other than earn-outs, deferred purchase consideration and other similar obligations); and (ii) earn-out or similar obligations in the form of Subordinated Debt incurred in connection with the consummation of one or more Permitted Acquisitions, subject to limitations on amounts set forth in the defined term “Permitted Acquisitions”;
(s)
Indebtedness (including guarantees) arising as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes between Loan Parties only;
(t)
Indebtedness incurred under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) used for the purpose of section 2:403 of the Dutch Civil Code (Burgerlijk Wetboek) (and any residual liability (overblijvende aansprakelijheid) under such declaration arising pursuant to section 2:404, paragraph 2, of the Dutch Civil Code) and issued by any Loan Party in respect of another Loan Party; and
(u)
Other unsecured Indebtedness in an aggregate amount outstanding not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000);
(v)
unsecured revolving credit facilities of Orthofix Italy, in an aggregate committed amount not to exceed €5,500,000 at any one time that is not guaranteed by any other Person and, in any event, on terms and conditions in effect on the Effective Date;
(w)
to the extent that the same qualify as capital lease obligations at any time (and, for the avoidance of doubt, regardless of whether the same qualify as capital lease obligations as of the Effective Date), any obligations under any lease, sublease or other similar arrangements between the Borrower Representative, as tenant, and Armada Drive Carlsbad LLC (c/o the RMR Group), as landlord, in connection with the real property located at 5570 Armada Drive, Carlsbad, CA 92008;
(x)
extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clauses (a) through (s) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon such Borrower, or the applicable Subsidiary, as the case may be.

“Permitted Investments” are:

(a)
Investments in cash and Cash Equivalents;

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(b)
Investments in negotiable instruments deposited or to be deposited for collection or similar transactions in the ordinary course of business or consistent with past practice;
(c)
advances made in connection with purchases of goods or services in the ordinary course of business or consistent with past practice;
(d)
Investments disclosed on the Perfection Certificate and existing on the Effective Date;
(e)
Investments consisting of Deposit Accounts in which Agent has a perfected security interest;
(f)
Investments in connection with Transfers permitted by Section 7.1;
(g)
Investments (i) among Loan Parties, (ii) by Subsidiaries that are not Loan Parties in Loan Parties, (iii) among Subsidiaries that are not Loan Parties, (iv) by Loan Parties in Subsidiaries that are not Loan Parties, subject, in the case of this clause (iv), to compliance with the Excluded Subsidiary Limitations;
(h)
Investments consisting of (i) loans and advances to employees, directors, officers, managers, consultants, and other similar Persons for business-related travel expenses, entertainment expenses, moving and relocation expenses, and other similar expenses or payroll advances in the ordinary course of business or consistent with past practice, and (ii) loans to employees, directors, officers, managers, consultants, and other similar Persons relating to the purchase of Equity Interests of Borrower Representative or any of its direct or indirect parent entities pursuant to employee stock purchase plans or agreements in an amount not to exceed, in the case of this subclause (ii), Two Million Five Hundred Thousand Dollars ($2,500,000) in any fiscal year;
(i)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business or consistent with past practice;
(j)
Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business or consistent with past practice; provided that this clause (j) shall not apply to Investments of any Loan Party in any Subsidiary that is not a Loan Party; and
(k)
non-cash Investments in joint ventures or strategic alliances in the ordinary course of business or consistent with the past practice of Borrower Representative and its Subsidiaries consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support and cash Investments in joint ventures in connection with the licensing, commercialization, development, marketing and distribution of orthopedic products and other medical devices in an aggregate amount not to exceed Ten Million Dollars ($10,000,000), provided that the organizational documents of the joint venture entity and related joint venture documents permit the pledge of the Equity Interests in the joint venture entity in favor of Agent;
(l)
Permitted Acquisitions and deferred payments due in accordance with the Lattus Spine Acquisition;
(m)
Investments consisting of repurchases of Borrower Representative’s Equity Interests from former employees, officers and directors of Borrower Representative to the extent permitted under Section 7.7;
(n)
Investments received in settlement of amounts due to any Loan party or any of its Subsidiaries effected in the ordinary course of business or consistent with past practice or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;
(o)
guarantees of Indebtedness and other obligations to the extent permitted hereunder;

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(p)
Investments consisting of promissory notes and other deferred payment obligations and noncash consideration delivered as the purchase consideration for a Transfer permitted under Section 7.1;
(q)
reasonable deposits for taxes and insurance and similar items reasonably required under lease obligations in the ordinary course of business or consistent with past practice;
(r)
guarantees in respect of obligations not constituting Indebtedness for borrowed money entered into in the ordinary course of business or consistent with past practice;
(s)
Investments in connection with the workout, bankruptcy, or reorganization of, insolvency or liquidation of, or settlement of claims against and delinquent accounts of and disputes with, franchisees, customers and suppliers, or as security for any such claims, accounts and disputes, or upon the foreclosure upon any secured Investment;
(t)
the acquisition of Equity Interests in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Loan Parties or any of their Subsidiaries or as security for any such Indebtedness or claim in the ordinary course of business or consistent with past practice;
(u)
Investments to effect the Permitted Reorganization;
(v)
other Investments in an aggregate amount not to exceed Five Million Dollars ($5,000,000) per fiscal year.

“Permitted Licenses” are licenses for the use of the Intellectual Property of any Loan Party or any Subsidiary entered into in the ordinary course of business, provided, that

(a)
such license is non-exclusive, exclusive in respects other than territory, or exclusive as to territory as to discrete geographical areas outside the United States,
(b)
no Event of Default has occurred or is continuing at the time of the granting of such license;
(c)
the license constitutes an arms‑length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of such Loan Party or Subsidiary, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer the subject Intellectual Property;
(d)
in the case of any exclusive license, Borrower Representative delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Agent and delivers to Agent copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and
(e)
in case of a license of Intellectual Property of a Loan Party, such Loan Party shall direct that all upfront payments, royalties, milestone payments or other proceeds from such license be paid to a Deposit Account subject to a Control Agreement or otherwise subject to a perfected first priority security interest in favor of Agent.

“Permitted Liens” are:

(a)
Liens existing on the Effective Date and disclosed on the Perfection Certificate or arising under this Agreement and the other Loan Documents;
(b)
Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower Representative maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

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(c)
Liens securing Indebtedness permitted under clause (f) of the definition of “Permitted Indebtedness,” provided that such liens do not extend to any property other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;
(d)
Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business or consistent with past practice and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(e)
Liens (including in the form of deposits and pledges of cash) securing (i) obligations in respect of workers’ compensation, unemployment insurance, old‑age pensions, social security, other forms of governmental insurance or benefits or other like obligations, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business or consistent with past practice;
(f)
easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (x) secure obligations for the payment of money or (y) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;
(g)
Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business or consistent with past practice, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
(h)
the title and interest of a lessor or sublessor in and to personal property leased or subleased, in each case extending only to such personal property;
(i)
leases or subleases of real property granted in the ordinary course of business or consistent with past practice, and leases, subleases, non‑exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of business or consistent with past practice, if the leases, subleases, licenses and sublicenses do not prohibit granting Agent a security interest therein;
(j)
Liens of a collecting bank arising in the ordinary course of business or consistent with past practice under Section 4-208 or 4-210 of the UCC (or equivalent in a foreign jurisdiction) in effect in the relevant jurisdiction covering only the items being collected upon;
(k)
bankers’ Liens, rights of setoff and Liens in favor of financial institutions (x) incurred in the ordinary course of business or consistent with past practice, (y) arising in connection with any Deposit Accounts or Securities Accounts held at such institutions to secure, inter alia, payment of fees and similar costs and expenses, including under article 24 and 25 of the Dutch general banking terms and conditions (Algemene Bankvoorwaarden);
(l)
Liens or guarantees arising in respect of (i) any Dutch fiscal unity (fiscale eenheid) for Dutch corporate income tax or turnover tax purposes provided that such fiscal unity is formed solely of Loan Parties, and (ii) any 403-declaration by a parent company in respect of indebtedness of a subsidiary under article 2:403 et seq. of the Dutch Civil Code provided that such declaration is only made in respect of subsidiaries which are Loan Parties;
(m)
Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7; and
(n)
Liens consisting of Permitted Licenses;

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(o)
deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the ordinary course of business or consistent with past practice;
(p)
Liens granted in the ordinary course of business or consistent with past practice on the unearned portion of the premium and on the proceeds of the financed insurance securing the payment of financed insurance premiums;
(q)
Liens on cash collateral maintained in a separate Collateral Account identified as such in the Perfection Certificate, or from time to time after the Effective Date, in a Compliance Certificate, to secure contingent reimbursement obligations in respect of letters of credit in the ordinary course of business;
(r)
[reserved];
(s)
Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or Permitted Investment, provided that the amount encumbered shall not exceed the permitted consideration or amount of the Investments, as applicable;
(t)
Liens granted by a non-Loan Party in favor of a Loan Party in respect of Indebtedness owed by such non-Loan Party;
(u)
precautionary UCC filings (or equivalent filings or registrations in foreign jurisdictions) by lessors under operating leases covering solely the property subject to such leases;
(v)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or consistent with the past practice of Borrower Representative and its Subsidiaries;
(w)
[reserved]
(x)
Liens arising under the Dutch General Banking Conditions (Algemene Bankvoorwaarden) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;
(y)
cash collateral securing Indebtedness permitted by clause (k) of the definition of Permitted Indebtedness, provided such cash collateral is maintained in a segregated deposit account and identified as such to Agent;
(z)
other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed Five Million Dollars ($5,000,000); and
(aa)
extensions, refinancings, modifications, amendments and restatements of any items of Indebtedness in respect of any of the Liens described in clauses (a) through (aa) above (without duplication), provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon such Borrower, or the applicable Subsidiary, as the case may be.

“Permitted Reorganization” means a reorganization substantially consistent with the steps outlined in that certain “Legal Entity Rationalization” plan shared with the Lenders prior to the Effective Date, provided that such reorganization shall not result in the Transfer of material assets from a Loan Party to a Subsidiary that is not a Loan Party or the assumption of material liabilities of a Subsidiary that is not a Loan Party by a Loan Party.

“Permitted Restricted Payments” means any of the following payments or distributions: (a) Borrower Representative to pay dividends in the form of common Equity Interests of Borrower Representative; (b) the Wholly-Owned Subsidiaries of Borrower Representative or any Subsidiary thereof may declare and make such payments or

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distributions ratably to direct holders of their Equity Interests; (c) Borrower Representative may purchase Equity Interests in Borrower Representative from present or former officers or employees of any Borrower or Subsidiary thereof upon the death, disability or termination of employment of such officer or employee, provided that no Default then exists or would result therefrom and the aggregate amount of payments made under this clause (c) shall not exceed One Million Dollars ($1,000,000) during any fiscal year of Borrower Representative; (d) Borrower Representative to pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof; (e) the Borrower Representative in the form of any repurchase of the Equity Interests thereof deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options, warrants or other equity-based awards; (f) any payments constituting (x) a Permitted Investment (including, without limitation, any payments of consideration due in respect of Permitted Acquisitions or earnout obligations existing as of the Effective Date and disclosed on the Perfection Certificate), (g) to effect the Permitted Reorganization; and (h) additional payments or distributions in aggregate amount not to exceed One Million Dollars ($1,000,000) during the term of this Agreement.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Pledged Collateral” is defined in Section 4.3(a).

“Pledged Debt” is defined in Section 4.3(a)(ii).

“PPSA” is the Personal Property Security Act (Ontario), as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation, as supplemented by the Securities Transfer Act (Ontario) and the regulations thereunder, as from time to time in effect; provided, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Personal Property Security Act in effect in a jurisdiction other than the Province of Ontario, the term “PPSA” shall mean the Personal Property Security Act or equivalent personal property security legislation (including for the purposes of the Province of Quebec, the Civil Code of Quebec), including any laws similar to the Securities Transfer Act (Ontario), as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Quarterly Compliance Certificate” means the certain certificate in the form attached hereto as Exhibit C‑2.

“Recipient” means Agent and any Lender, as applicable.

“Registered Organization” is any “registered organization” as defined in the UCC on the date hereof.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date and the first Lender that becomes a Lender within 120 days of the Effective Date and designated as “Original Lender” by Agent, (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan (except, with respect to each Original Lender, to an Affiliate or Approved Fund of such Original Lender), Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least fifty-one

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percent (51%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan (except to an Affiliate or Approved Fund), (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing, provided further, that to the extent there are two (2) or more unaffiliated Lenders, “Required Lenders” shall include at least two (2) unaffiliated Lenders (treating each Lender that is an Affiliate or an Approved Fund of another Lender and such Lender as one Lender for this purpose). Notwithstanding the foregoing, the Commitments and the Term Loans of any Defaulting Lender shall be disregarded in determining Required Lenders.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower Representative acting alone, and solely in their professional capacity and not in any personal capacity.

“SeaSpine Transaction” means all transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 10, 2022, among the Borrower Representative, Orca Merger Sub Inc., a Delaware corporation, and Seaspine Holdings Corporation, a Delaware corporation.

“Second Draw Period” is the period commencing on January 1, 2025 or such later date that the Term B Milestone is satisfied and ending on the earlier of (i) June 30, 2026 and (ii) the occurrence of an Event of Default;

“Secured Parties” collectively, means Agent and Lenders.

“Secured Party Expenses” are all reasonable and documented out-of-pocket audit fees and expenses, costs and expenses (including reasonable and documented attorneys’ fees and expenses of one primary outside counsel to Agent and all Lenders taken and of one outside counsel in each relevant material foreign jurisdiction (but excluding any allocated costs of in-house or internal counsel to any Lender or Agent) and (in the event of a perceived or actual conflict of interest, one additional primary law firm, together with one additional counsel for each Lender, in each applicable jurisdiction and specialty), as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Agent in connection with the Loan Documents, provided that after the occurrence and during the continuation of an Event of Default the foregoing limitations as to number of counsel for Agent and/or Lenders shall cease to apply.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed to such Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code.

“Security Instrument” means any security agreement, assignment, pledge agreement, financing or other similar statement or notice, continuation statement, other agreement or instrument, or any amendment or supplement to any thereof, creating, governing or providing for, evidencing or perfecting any security interest or Lien.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, quotas, membership units or other securities owned or held of record by any Loan Party, in any direct Subsidiary of such Loan Party; provided that, in the event Borrower Representative demonstrates to Agent’s reasonable satisfaction, that with respect to any Subsidiary that is a CFC or a CFC Holding Company and is not a Loan Party, a pledge of more than sixty five

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percent (65%) of the Shares having ordinary voting power of such Subsidiary which is a Foreign Subsidiary would reasonably be expected to result in a material adverse tax or regulatory consequence to Borrower Representative and its Subsidiaries, under the U.S. Internal Revenue Code, “Shares” shall mean sixty‑five percent (65%) of the issued and outstanding capital stock having ordinary voting power, membership units or other securities owned or held of record by such Loan Party in such Foreign Subsidiary.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature in the normal course of business.

“Spot Rate” for any currency shall mean the rate determined by Agent to be the rate quoted by Bloomberg as the spot rate for the purchase by Agent of such currency with another currency at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made provided that Agent may obtain such spot rate from another financial institution designated by Agent if Bloomberg does not have as of the date of determination a spot buying rate for any such currency.

“Subordinated Debt” is indebtedness incurred by any Borrower subordinated to all Indebtedness of such Borrower to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Agent and the Lenders entered into between Agent, such Borrower, and the other creditor), on terms reasonably acceptable to Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries. Unless otherwise specified, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower Representative.

“Tangible Assets” means, as of any date of determination, Current Assets, as of such date, plus the net book value of property, plant and equipment, as of such date.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document, other than a deduction under FATCA.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term A Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term A Loan, up to the principal amount shown on Schedule 1.1.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term B Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term B Loan, up to the principal amount shown on Schedule 1.1.

“Term B Milestone” means after giving pro forma effect to the requested Term B Loan, the Total Leverage Ratio shall be less than 4.00 to 1.00.

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“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan Commitment” is, for any Lender, the Term A Loan Commitment and the Term B Loan Commitment.

“Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Term SOFR” means the Term SOFR Reference Rate for a one-month tenor (i) as determined by Agent on the Funding Date of each applicable Term Loan and (ii) on the day (such day, the “Periodic Term SOFR Determination Day”) that is one (1) U.S. Government Securities Business Day prior to the first day of each month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern Time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than two (2) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the date that the Obligations (other than contingent indemnification obligations as to which no claim has been asserted or is known to exist) shall have been paid in full in cash, and any Commitment of any Lender shall have been terminated.

“Test Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of Borrower Representative then ended (taken as one accounting period).

“Third‑Party Payor” means (i) any Government Account Debtor making payments under a Government Reimbursement Program, (ii) private insurers, health maintenance organizations, or managed care plans including, without limitation, Medicare Advantage plans and managed Medicaid plans, (iii) self‑funded ERISA plans, and (iv) any other Person which presently or in the future maintains Third‑Party Payor Arrangements, including employers, hospitals, health systems, health care providers, or related entities of the foregoing including, without limitation, independent practice associations, accountable care organizations or similar entities.

“Third‑Party Payor Arrangement” means a written agreement or other arrangement with a Third‑Party Payor pursuant to which the Third‑Party Payor pays all or a portion of the charges of any Loan Party or any of its Subsidiaries for selling goods or providing services.

“Total Leverage Ratio” means, as of any date, the quotient (expressed as a ratio) obtained by dividing (a) Funded Indebtedness as of such date of determination by (b) Consolidated EBITDA of Borrower Representative and its Subsidiaries on a consolidated basis for the applicable Test Period ending on such date of determination.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower Representative and its Subsidiaries connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Transferred Guarantor” is defined in Section 14.10.

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“UCC” means the Uniform Commercial Code, as the same may, from time to time, be enacted and amended and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“ULC” means an issuer of any shares or other equity interests that is an unlimited company, unlimited liability company or unlimited liability corporation.

“ULC Laws” means the Business Corporations Act (Alberta), Companies Act (Nova Scotia), the Business Corporations Act (British Columbia) and any other present or future laws governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“U.S. Loan Party” means any Loan Party organized under the laws of the United States or any state or territory thereof.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.

“Withholding Agent” means Borrower Representative and Agent.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code.

“WURA” is the Winding Up and Restructuring Act (Canada) and any successor legislation.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERs:
Orthofix Medical Inc.

By /s/ Stacy Kohn
Name: Stacy Kohn
Title: Vice President, Tax
Orthofix US LLC By: /s/ Stacy Kohn Name: Stacy Kohn Title: Vice President, Tax

[Signature Page to Loan and Security Agreement]

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guarantors:

Spinal Kinetics LLC

By: /s/ Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

Orthofix Services LLC

By: /s/ Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

SeaSpine Holdings Corporation

By: /s/ Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

SeaSpine Orthopedics Corporation

By: /s/ Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

SeaSpine, Inc.

By: /s/ Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

SeaSpine Sales LLC

By: /s/ Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

[Signature Page to Loan and Security Agreement]

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guarantors:

IsoTis, Inc.

By: /s/Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

IsoTis OrthoBiologics, Inc.

By: /s/Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

Theken Spine, LLC

By: /s/Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

SeaSpine Orthopedics IntermediateCo, Inc.

By: /s/Stacy Kohn

Name: Stacy Kohn

Title: Vice President, Tax

[Signature Page to Loan and Security Agreement]

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AGENT AND LENDER:
OXFORD FINANCE LLC
By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President
LENDERS:

OXFORD FINANCE CREDIT FUND II LP, as Lender
By: Oxford Finance Advisors, LLC, as manager
By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

OXFORD FINANCE CREDIT FUND III LP, as Lender
By: Oxford Finance Advisors, LLC, as manager
By /s/ Colette H. Featherly
Name: Colette H. Featherly Title: Senior Vice President
K2 HEALTHVENTURES LLC

By /s/ Ben Bang
Name: Ben Bang
Title: General Counsel

[Signature Page to Loan and Security Agreement]

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SCHEDULE 1.1
Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$100,972,222.22	63.11%
OXFORD FINANCE CREDIT FUND II LP	$10,194,444.45	6.37%
OXFORD FINANCE CREDIT FUND III LP	$20,388,888.89	12.74%
K2 healthventures llc	$28,444,444.44	17.78%
TOTAL	$160,000,000	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$53,444,444.44	82.22%
K2 healthventures llc	$11,555,555.56	17.78%
TOTAL	$65,000,000	100.00%

Aggregate Term Loans

Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$154,416,666.66	68.63%
OXFORD FINANCE CREDIT FUND II LP	$10,194,444.45	4.53%
OXFORD FINANCE CREDIT FUND III LP	$20,388,888.89	9.06%
K2 healthventures llc	$40,000,000.00	17.78%
TOTAL	$225,000,000	100.00%

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SCHEDULE 1.2

Loan Parties as of the Effective Date

Borrowers:

Orthofix Medical Inc., a Delaware corporation

Orthofix US LLC, a Delaware limited liability company

Guarantors:

Spinal Kinetics LLC, a Delaware limited liability company

Orthofix Services LLC, a Delaware limited liability company

SeaSpine Holdings Corporation, a Delaware corporation

SeaSpine Orthopedics Corporation, a Delaware corporation

SeaSpine, Inc., a Delaware corporation

SeaSpine Sales LLC, a Delaware limited liability company

IsoTis, Inc., a Delaware corporation

Theken Spine, LLC, an Ohio limited liability company

SeaSpine Orthopedics IntermediateCo, Inc., a Delaware corporation

IsoTis OrthoBiologics, Inc., a Washington corporation

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EXHIBIT A

Description of Collateral

The Collateral consists of all of each Loan Party’s right, title and interest in and to (x) the Pledged Collateral and (y) the following personal property (the “Article 9 Collateral”, each of the following as defined in the UCC (unless otherwise defined herein)):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Goods;

(viii) all Instruments;

(ix) all Inventory;

(x) all Investment Property;

(xi) all Intellectual Property;

(xii) all books and records pertaining to the Article 9 Collateral;

(xiii) all Commercial Tort Claims and Letter-of-Credit Rights;

(xiv) all Money; and

(xv) to the extent not otherwise included, all Proceeds of any of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the Collateral shall not include any Excluded Assets.

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